                              TERM LOAN AGREEMENT


                                     among


                          AGI CHILE CREDIT CORP., INC.
                                  as Borrower


                         N M ROTHSCHILD & SONS LIMITED
                                      and
                                 CITIBANK, N.A.
                                   as Lenders

                                      and

                         N M ROTHSCHILD & SONS LIMITED
                                    as Agent



                           Dated as of March 15, 1994

                                TABLE OF CONTENTS

                                                            PAGE
                                   ARTICLE I
                                  DEFINITIONS                 1

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE LOANS         5
   SECTION 2.1    Loan Commitment.........................    5
   SECTION 2.2    Notice and Manner of Borrowing..........    5
   SECTION 2.3    Notes...................................    6
   SECTION 2.4    Interest Rate; Payments of Principal and
                    Interest..............................    6
   SECTION 2.5    LIBOR Rate..............................    7
   SECTION 2.6    Increased Costs; Capital Adequacy.......    8
   SECTION 2.7    Mitigation..............................    9
   SECTION 2.8    Security................................   10
   SECTION 2.9    Fees, Costs and Expenses................   10
   SECTION 2.10   Prepayments.............................   11
   SECTION 2.11   Payments and Computations...............   11
   SECTION 2.12   Proration of Payments...................   11
   SECTION 2.13   Payment on Non-Business Days............   12
   SECTION 2.14   Net Payments; Certain Taxes.............   12

                                  ARTICLE III
                          CONDITIONS OF LENDING              14
   SECTION 3.1    Conditions Precedent to Making the Loans   14

                                   ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF THE BORROWER       15
   SECTION 4.1    Organization and Qualification..........   15
   SECTION 4.2    Authority and Enforceability; No
                    Conflicts.............................   16
   SECTION 4.3    Approvals...............................   16
   SECTION 4.4    Financial Condition.....................   16
   SECTION 4.5    Litigation..............................   17
   SECTION 4.6    Taxes...................................   17
   SECTION 4.7    No Event of Default.....................   17
   SECTION 4.8    Compliance with ERISA...................   17
   SECTION 4.9    Environmental Matters...................   17
   SECTION 4.10   Scope of Business; Subsidiaries.........   18
   SECTION 4.11   Full Disclosure.........................   18
   SECTION 4.12   Compliance with Laws....................   18

                                   ARTICLE V
                    COVENANTS OF THE BORROWER                19
   SECTION 5.1    Use of Proceeds.........................   19
   SECTION 5.2    Conduct of Business and Maintenance of
                    Existence.............................   19
   SECTION 5.3    Compliance with Laws....................   19
   SECTION 5.4    ERISA Covenants.........................   20
   SECTION 5.5    Taxes...................................   20
   SECTION 5.6    Reporting Requirements..................   21

                          ARTICLE VI
                      EVENTS OF DEFAULT                       21
   SECTION 6.1    Events of Default........................   21
   SECTION 6.2    Remedies Upon Occurrence of Event of
                    Default................................   23

                          ARTICLE VII
                          THE AGENT                           24
   SECTION 7.1    Authorization and Action.................   24
   SECTION 7.2    Agent's Reliance.........................   25
   SECTION 7.3    Rothschild...............................   25
   SECTION 7.4    Credit Decision..........................   25
   SECTION 7.5    Indemnification..........................   25
   SECTION 7.6    Successor Agent..........................   26
   SECTION 7.7    Rothschild as the Agent..................   27

                          ARTICLE VIII
                   ASSIGNMENT AND TRANSFERS;
                 LOAN PARTICIPATIONS; PLEDGES                 27
   SECTION 8.1    Assignment of and Participation in Loans
                  and Notes; Compliance with Law...........   27
   SECTION 8.2    Pledge of Notes..........................   29

                           ARTICLE IX
                         MISCELLANEOUS                        29
   SECTION 9.1    Waivers, Amendments, etc.................   29
   SECTION 9.2    Notices..................................   30
   SECTION 9.3    Remedies.................................   30
   SECTION 9.4    Binding Effect; Successors and Assigns;
                    Subsequent Holders of Notes............   30
   SECTION 9.5    Expenses; Indemnification; Documentary
                    Taxes..................................   30
   SECTION 9.6    Governing Law:  Submission to
                    Jurisdiction...........................   31
   SECTION 9.7    Judgment in Non-US Currency..............   32
   SECTION 9.8    WAIVER OF JURY TRIAL.....................   32
   SECTION 9.9    Right of Set-Off.........................   32
   SECTION 9.10   Survival.................................   32
   SECTION 9.11   Severability.............................   33
   SECTION 9.12   Headings.................................   33
   SECTION 9.13   Counterparts; Effectiveness..............   33
   SECTION 9.14   Entire Agreement.........................   33
   SECTION 9.15   Other Transactions.......................   33

                              TERM LOAN AGREEMENT
                              -------------------

                           Dated as of March 15, 1994



     AGI Chile Credit Corp., Inc., a Delaware corporation with offices at 9100 East Mineral Circle, Englewood, Colorado 80112 (the "Borrower"), N M Rothschild & Sons Limited ("Rothschild" or a "Lender"), a company organized under the laws of England with offices at New Court, St. Swithin's Lane, London EC4P 4DU, England, and Citibank, N.A. ("Citibank" or a "Lender"), a national banking association with offices at 399 Park Avenue, New York, New York 10043, and N M Rothschild & Sons Limited, acting in its capacity as agent (in such capacity, the "Agent"), agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following terms are defined as follows:

     "AGI" means Amax Gold Inc., a Delaware corporation with offices at 9100 East Mineral Circle, Englewood, Colorado 80112.

     "AGI Guaranty" means the Continuing Corporate Guaranty of AGI of even date herewith substantially in the form of Exhibit C attached to this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Agreement" means this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Business Day" means any day on which banks are not required or authorized to close either in New York City or London, England and that is also a day on which dealings in U.S. dollars are carried on in the London interbank market.

     "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Cyprus Amax" means Cyprus Amax Minerals Company, a Delaware corporation with offices at 9100 East Mineral Circle, Englewood, CO 80112.

     "Cyprus Amax Guaranty" means the Continuing Corporate Guaranty of Cyprus Amax of even date herewith substantially in the form attached hereto as Exhibit D, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Effective Date" shall have the meaning given to that term in Section 9.13 of this Agreement.

     "Environmental Laws" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes, which statutes and regulations shall include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Federal Water and Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq.; the Federal Clean Air Act, as amended, 42 U.S.C. Sections 7401 et seq.; the Emergency Planning and Community Substances Control Act, 154 U.S.C. Sections 2601-2629; the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j; and the regulations issued under each of such statutes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Event of Default" shall have the meaning given to that term in Section 6.1 of this Agreement.

     "GAAP" means United States generally accepted accounting principles, applied consistently with the most recent audited financial statements of AGI delivered to the Agent in connection with this Agreement and described in
Section 2.05 of the AGI Guaranty.

     "Interest Period" means with respect to the Loans and any tranche thereof selected pursuant to Section 2.4(c), initially, the period commencing on the date the Loans are made and ending 1, 2, 3 or 6 months thereafter as selected by the Borrower (or such other periods as may be mutually agreed by the Borrower and the Lenders), and thereafter, each period commencing on the last day of the next preceding Interest Period and ending 1, 2, 3 or 6 months thereafter (or such other periods as may be mutually agreed by the Borrower and the Lenders) as selected by the Borrower or such other periods as may be selected by the Agent pursuant to
Section 2.4(e); provided that the Borrower may not select an Interest Period that expires after the Maturity Date. Each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day, unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

     "LIBOR Rate" means (i) with respect to any Interest Period, the rate of interest per annum at which U.S. dollar deposits, in an amount equal to the aggregate principal balance of the Loans, are offered (as reasonably determined by the Agent) at or about 11:00 a.m. London time on the date that is two Business Days immediately prior to the beginning of such Interest Period in the London Interbank Eurodollar Market for delivery on the first day of such Interest Period for approximately the number of days contained therein (as appearing on page "LIBOR" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London Interbank Offered Rates for dollar deposits of major banks) and, (ii) with respect to any determination of the overnight LIBOR Rate pursuant to the last sentence of Section 2.4(c), the rate of interest per annum at which overnight U.S. dollar deposits, in an amount equal to the aggregate principal balance of the Loans, are offered (as reasonably determined by the Agent), at or about 11:00 a.m. London time on each day in respect of which such determination is to be made, in the London Interbank Eurodollar Market (as appearing on page "LIBOR" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London Interbank Offered Rates for dollar deposits of major banks); provided, however, that if at least two such offered rates appear on the LIBOR page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent and rounded upwards to the nearest 1/16th of 1%) will be the rate used; and provided further, that if Reuters Monitor Money Rates Service ceases to provide LIBOR quotations, such rate shall be the average rate of interest (as determined by the Agent and rounded upwards to the nearest 1/16th of 1%) at which U.S. dollar deposits are offered for the relevant Interest Period by three of the leading banks selected by the Agent in the London interbank market as of 11:00 a.m. London time on the date which is two (2) Business Days prior to the first day of such Interest Period.

     "Loan Documents" means this Agreement, the Notes, the AGI Guaranty, the Cyprus Amax Guaranty and any other document creating any obligation of any of the Borrower, AGI or Cyprus Amax delivered from time to time pursuant hereto or thereto.

     "Loans" shall have the meaning given to that term in Section 2.1 of this Agreement.

     "Majority of Lenders" means the Lenders holding at least fifty-one percent (51%) of the outstanding principal balance of the Loans, or if no Loans have yet been made, Lenders who have undertaken at least 51% of the commitment to lend under Section 2.1 of this Agreement.

     "Maturity Date" shall have the meaning given to that term in Section 2.3 of this Agreement.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Notes" means the promissory notes made by the Borrower described in
Section 2.3 of this Agreement.

     "Notice of Borrowing" means the notice described in Section 2.2 of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Plan" means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

     "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

     "Senior Officer" means, with respect to any of the Borrower, AGI and Cyprus Amax, any of the President, Chief Operating Officer, Chief Executive Officer, Chief Financial Officer, any Vice President and any Treasurer of such entity.

     "Specified Currency" shall have the meaning given to that term in Section
9.7 of this Agreement.

     "Subsidiary" means a corporation of which the applicable entity owns, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.


                                  ARTICLE II
                        AMOUNTS AND TERMS OF THE LOANS

     SECTION 2.1 Loan Commitment. Each Lender hereby severally agrees to make a single loan (each a "Loan" and collectively, the "Loans") to the Borrower in the principal amount of Eighteen Million U.S. Dollars (US$18,000,000.00) per Lender, for an aggregate principal amount of Thirty-Six Million U.S. Dollars (US$36,000,000.00), all in accordance with the terms and conditions hereof. The commitments of the Lenders to make the Loans under this Agreement are several and not joint. The failure of any Lender to make its Loan under this Agreement shall not relieve any other Lender of the obligation to make its Loan and no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.


     SECTION 2.2 Notice and Manner of Borrowing. The Borrower shall give the Agent irrevocable written notice of its desire to receive the proceeds of the Loans to be made under Section 2.1 of this Agreement substantially in the form attached hereto as Exhibit A (the "Notice of Borrowing") specifying the date of the borrowing, the initial Interest Period and that the amount of the borrowing shall be US$36,000,000 to be drawn from the Lenders in equal shares. The Notice of Borrowing shall be effective upon receipt by the Agent and shall be given no later than 9:30 a.m. New York time, two Business Days prior to the date of the borrowing. The date of borrowing specified in the Notice of Borrowing may not be later than ten (10) Business Days following the date of this Agreement. Not later than 11:00 a.m. New York time on the date specified in the Notice of Borrowing and upon fulfillment of the applicable conditions set forth in Article III of this Agreement, each Lender shall make its Loan to the Borrower by providing to the Agent, by deposit in an account designated by the Agent, US$18,000,000 in immediately available funds, and not later than 2:00 p.m. New York time on such date the Agent shall pay over such funds to an account in the United States of the Borrower designated in the Notice of Borrowing.

     SECTION 2.3 Notes. Each Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B attached hereto (as amended or modified from time to time, each a "Note" and collectively, the "Notes"). Entries made on the grid schedules of the Notes by the Lenders reflecting payments and Interest Periods shall constitute, absent proven error, prima facie evidence of the transactions represented by such entries, provided that any failure to make such entries, and any error in making such entries, shall not limit or otherwise affect the obligations of the Borrower to the Lenders. At reasonable frequency and upon reasonable notice, the Lenders shall give the Borrower written confirmation upon request of all entries made by the Lenders on the grid schedules of the Notes, provided that the failure of the Lenders to give such confirmation shall not impair the validity of any notation. The Notes shall (i) be dated the date of the Loan evidenced thereby, (ii) be stated to mature on October 1, 1997 (the "Maturity Date"), (iii) bear interest from the date thereof on the unpaid principal amount outstanding thereon, in accordance with the provisions of Section 2.4 of this Agreement, and (iv) provide for principal repayments as specified in Section 2.4(d) of this Agreement as such payments may be adjusted pursuant to the terms of this Agreement.

     SECTION 2.4  Interest Rate; Payments of Principal and Interest.

     (a) Each Loan (or tranche thereof selected pursuant to Section 2.4(c) below) shall bear interest on the outstanding unpaid principal balance thereof at a rate of 1.25% per annum above the applicable LIBOR Rate for each Interest Period.

     (b) Interest payable on the Loans shall be paid to the Agent on the last day of the relevant Interest Period or, if the Interest Period is in excess of three months, at the end of each three-month period and at the end of the Interest Period.

     (c) An Interest Period shall be selected by the Borrower by irrevocable notice to the Agent given not later than 9:30 a.m. New York time not less than two (2) Business Days prior to the beginning thereof. The outstanding principal balance of the Loans may, at the Borrower's option, be divided into tranches, and a different Interest Period may be selected by the Borrower for each tranche, provided, that not more than four different tranches shall be outstanding at any time and any tranche so designated shall apply to the Loans pro rata. The Borrower shall notify the Agent of any election to divide the Loans into tranches from time to time in, as the case may be, the Notice of Borrowing or any notice delivered to the Agent pursuant to the first sentence of this Section. If the Borrower fails to select a subsequent Interest Period, interest shall automatically accrue thereafter (i) on the Loan made by Rothschild, at an annual rate equal to the sum of the overnight LIBOR Rate plus 1.25% until such selection is made and (ii) on the Loan made by Citibank, at an annual rate equal to the sum of the overnight LIBOR Rate plus 1.25% for the first five days for which no such selection is made, and then at an annual rate equal to the sum of the base rate publicly announced from time to time by Citibank in New York, New York plus 1.25% until such selection is made.

     (d) The aggregate principal balance of the Loans shall be repaid in the following amounts on the following dates:


                 Payment Date               Payment Amount
                 ------------               --------------

                 October 1, 1994            $ 1,000,000
                 April 1, 1995                3,000,000
                 October 1, 1995              5,000,000
                 April 1, 1996                5,000,000
                 October 1, 1996              5,000,000
                 April 1, 1997                5,000,000
                 October 1, 1997             12,000,000.

     (e) Whenever any amount shall become due and payable under this Agreement or the Notes (whether at the stated maturity thereof, by acceleration or otherwise), interest thereon shall thereafter be payable at a rate per annum equal to 2% above the interest rate then currently in effect for such Interest Periods as the Agent may select.

     (f) All payments hereunder shall be applied by the Lenders first to all unpaid fees, costs and expenses due under this Agreement and the Notes, if any, second to interest due on the outstanding principal balance of the Loans and then to the unpaid principal amount thereof. Voluntary prepayments pursuant to
Section 2.10 of this Agreement of all or a portion of the outstanding principal balance of the Loans shall be applied by the Lenders to the principal amounts due on the payment dates described in Section 2.4(d) above in inverse order of maturity beginning with the principal payments due October 1, 1997.

     SECTION 2.5 LIBOR Rate. At any time after the date hereof, if: (i) the making or maintaining of a Loan at a LIBOR Rate has become illegal for a Lender as the result of the introduction or phase-in of a change in an applicable law, governmental regulation, guideline or order or a change in the interpretation or administration of an applicable law, governmental regulation, guideline or order by an authority charged with the administration thereof (in each such case whether or not having the force of law); (ii) the making or maintaining of a Loan at the LIBOR Rate is determined by a Lender in good faith to have become impracticable or impossible or has been materially adversely effected because of a material adverse change in or the termination of the London Interbank Eurodollar Market for U.S. Dollars; or (iii) there exists no adequate or fair means of ascertaining a LIBOR Rate for any Interest Period, then upon written notice thereof by the Agent to the Borrower, (x) the Borrower may not select a new Interest Period for the affected Loan for so long as the making or continuation of such Loan at a LIBOR Rate by the affected Lender remains illegal, impossible, impracticable or adversely affected or the selection of an Interest Period at a LIBOR Rate remains impracticable, as provided in this Section 2.5, and the interest rate for the affected Loan shall be the interest rate in effect for such Loan during the immediately preceding Interest Period, (y) the affected Lender shall promptly and in good faith offer to establish an alternate interest rate for the affected Loan, and (z) if the Borrower elects not to continue the affected Loan at the alternate interest rate offered by the affected Lender or if the illegality in question precludes the offering of an alternate interest rate, the Borrower shall immediately upon demand by the affected Lender prepay (without premium or penalty, except as provided in Section 2.9(d)) any then outstanding amounts due to the affected Lender under the applicable Note and this Agreement, but without giving effect to the notice requirements provided in Section 2.10.

     SECTION 2.6  Increased Costs; Capital Adequacy.

     (a) If (i) the effect of any change occurring after the date hereof in an applicable law, governmental regulation, guideline or order or in the interpretation of an applicable law, governmental regulation, guideline or order by any authority charged with the administration thereof (other than relating to income taxes, which taxes are the responsibility of the Lenders) is, in the reasonable opinion of such Lender, to directly increase the actual cost to a Lender of making or maintaining a Loan (assuming for such purpose that the Loan is funded by the Lender from sources referred to in the definition of the LIBOR
Rate) such as, but not limited to, any reserve (including, without limitation, any reserves with respect to Eurocurrency liabilities or assets consisting of or including Eurocurrency liabilities), special deposit or similar requirements against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by such Lender, or to reduce the amount of any payment of principal or interest in respect of any Loan received by such Lender (whether or not any of the foregoing has the force of law); or (ii) after the date hereof, a Lender shall have determined that the adoption of, or change in, any applicable domestic or foreign law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration of any applicable domestic or foreign law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of increasing such Lender's cost of making or holding a Loan or of its obligations hereunder, then in any such case the provisions of Subsection 2.6(b) shall apply.

     (b) If any of the matters specified in Section 2.6(a) occur, then from time to time on demand by the affected Lender, the Borrower shall promptly pay to the affected Lender such additional amounts as will compensate the affected Lender for such additional cost, such payments to be made on the next date when interest is payable to the affected Lender pursuant to the relevant Note. The affected Lender shall provide written notice to the Borrower as to such additional cost containing an explanation of the additional cost and the manner of calculation thereof. Any additional payments under this Section 2.6 will be computed from the later of (i) the date which is ninety (90) days prior to the date of receipt by the Borrower of such notice from the affected Lender, or (ii) the first date on which such additional costs are incurred or such reduction becomes effective. Notwithstanding any other provision of this Agreement, the Borrower shall have the option, upon being notified by any Lender of any amount payable to such Lender under this clause, to prepay the Loan without premium or penalty (but subject to the Borrower's obligation to pay the additional amounts due under Section 2.9(d), if any, to such Lender). Notwithstanding the foregoing, no additional payments shall be made with respect to any change relating to any income taxes or franchise taxes of a Lender assessed in the jurisdiction of its incorporation or in any jurisdiction in which its lending office through which it is making or maintaining its Loan is located, whether as a result of a change in tax rates or otherwise, all of which shall be the responsibility of such Lender.

     SECTION 2.7 Mitigation. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in (a) any payment to be made to it or for its account pursuant to Section 2.6, or (b) delivery of a notice by the Agent to the Borrower under Section 2.5(a), then, (without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under or in respect of such Sections of this Agreement), the Borrower, the Agent and such Lender shall consult together for a period not exceeding thirty (30) days with a view to taking such reasonable steps as may reasonably be open to such Lender to mitigate the effects of such circumstances, including the transfer of the Loan to one of such Lender's offices in another jurisdiction or, subject to Section 8.1, the transfer of such Lender's rights and obligations hereunder to another bank or financial institution, and each Lender agrees to use reasonable efforts to take such steps or action; provided, that no Lender
(x) shall be obliged to take any such steps or actions, make any such transfer or claim any such benefit if, in its sole opinion, the same would or might have an adverse effect upon its business, operations or financial condition or (y) shall be under any obligation to achieve any particular result or incur any liability to the Borrower by virtue of any actions or inaction under this
Section 2.7.

     SECTION 2.8 Security. Repayment of the Loans shall be secured by (i) the AGI Guaranty and (ii) the Cyprus Amax Guaranty; provided, that the Borrower may, at its option, provide other credit support in replacement of the Cyprus Amax Guaranty if such other credit support is in form and substance acceptable to all of the Lenders in their sole and absolute discretion.

     SECTION 2.9 Fees, Costs and Expenses. The Borrower agrees to pay the following fees, costs and expenses:

     (a) Arrangement Fee. An arrangement fee of 0.9% of the aggregate amount of the Loans, which amount is to be paid by the Borrower to the Agent upon execution of this Agreement and shall be distributed by the Agent to the Lenders based on the amount of each Lender's commitment to make a Loan to the Borrower.

     (b) Agency Fee. An agency fee for the period commencing on the date hereof through the Maturity Date, at the rate of Fifty Thousand U.S. Dollars (US$50,000) for the first annual period commencing on the date hereof, and thereafter, Thirty Thousand U.S. Dollars (US$30,000) per annum. Such agency fee shall be payable to the Agent in arrears, in installments twice a year on the last day of each calendar six-months' period and on the Maturity Date.

     (c) Costs and Expenses. On demand, all costs and expenses as described more fully in Section 9.5 below.

     (d) Funding Losses. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including, without limitation, any loss sustained by such Lender in connection with the re-employment of funds), that such Lender may sustain: (i) if for any reason (other than a failure by such Lender to make its Loan after all conditions precedent thereto have been satisfied) a borrowing with respect to any Loan does not occur on a date specified therefor in the Notice of Borrowing or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.4(c); (ii) if any repayment or prepayment of any Loan occurs on a date that is not the last day of an Interest Period applicable to that Loan; or (iii) as a consequence of any default by the Borrower to repay any Loan when required by the terms of this Agreement. The provisions of this Section 2.9(d) shall survive the termination of this Agreement, the repayment of the Loans and the discharge of the Borrower's other obligations hereunder and under the Notes.

     SECTION 2.10 Prepayments. The Borrower shall have the right to prepay the Loans in whole or in part at any time; provided, however, that any partial prepayment of principal shall be made in an amount of US$1,000,000 or an even multiple thereof. Prepayments shall be paid to the Agent and distributed by the Agent to the Lenders pro rata in accordance with the outstanding principal balance of each Lender's Loan. Prepayments of principal may be made at any time upon two (2) Business Days' prior written notice to the Agent, without premium or penalty but together with interest accrued, if any, on the amount prepaid to the date of prepayment; provided, however, that upon prepayment of the Loans other than at the end of an Interest Period, the Borrower shall pay to the Lenders the additional amount described in Section 2.9(d).

     SECTION 2.11  Payments and Computations.   All payments by the Borrower
pursuant to this Agreement or the Notes, whether in respect of principal, interest or otherwise, shall except as otherwise expressly provided in this Agreement be paid in U.S. dollars. All such payments shall be made by the Borrower to the Agent for the pro rata account of each Lender entitled thereto (or, in the case of the fees referred to in Section 2.9(b) or any other amount payable hereunder which is for the sole account of the Agent, for the account of the Agent), by delivery of U.S. dollars in immediately available funds to an account of the Agent designated from time to time by notice to the Borrower from the Agent. All such payments shall be made not later than 11:00 a.m., New York time, on the date when due. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender its share, if any, of such payments, by remittance to an account designated by such Lender to the Agent by notice from time to time. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

     SECTION 2.12  Proration of Payments.   If any Lender shall obtain any
payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the principal of or interest on its Loan in excess of its pro rata share of payments then or therewith obtained by all Lenders upon the principal of and interest on all Loans, such Lender shall purchase from the other Lenders such participations in Loans held by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price repaid to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by applicable law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 2.13 Payment on Non-Business Days. Whenever any payment to be made hereunder or under a Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, in the event that the day on which any such payment is due is not a Business Day but a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

     SECTION 2.14  Net Payments; Certain Taxes.

     (a) The Borrower agrees that all payments to be made hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein, excluding income taxes or franchise taxes of the Agent or a Lender in the jurisdiction of its incorporation or in which its lending office through which it is making or maintaining its Loan is located and except to the extent that such withholding or deduction results from the breach by the Agent or a Lender of its Exemption Agreement (as defined below) or would not be required if the Agent's or such Lender's Exemption Representation (as defined below) were true (all such non-excluded taxes being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be withheld from any amounts payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Agent and each Lender will receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes"). Within thirty (30) days of any payment of Taxes, the Borrower will furnish to the Agent or each Lender, as appropriate, the original or a certified copy of a receipt evidencing payment thereof. The Borrower will indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Agent or any such Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within thirty (30) days of the Agent's or such Lender's request therefor. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the Borrower contained in this Section shall survive any termination of this Agreement.

     (b) In consideration of the Borrower's agreements in Section 2.14(a) above, the Agent and each Lender which is not organized under the laws of the United States or a State thereof hereby agrees (each an "Exemption Agreement"), to the extent permitted by applicable law, to execute and deliver to the Borrower (i) on or before the first scheduled payment date hereunder, a United States Internal Revenue Service Form 1001 or 4224 as appropriate (or successor forms), properly completed and claiming a complete exemption, as the case may be, from withholding or deduction for or on account of taxes of the Agent or such Lender, and (ii) a new Form 1001 or 4224 (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form 1001 or 4224 (or successor form).

     (c) The Agent and each Lender hereby represents and warrants (each an "Exemption Representation") to the Borrower that on the Effective Date it is not subject to any withholding taxes imposed by the United States with respect to payments made hereunder to the Agent or such Lender.

                                 ARTICLE III
                             CONDITIONS OF LENDING

          SECTION 3.1 Conditions Precedent to Making the Loans. The obligation of the Lenders to make the Loans is subject to the following conditions precedent:

          (a) The Agent shall have received on or before the day the Loans are made the following, in form and substance reasonably satisfactory to the
Lenders:

               (i) The Notes, duly executed by the Borrower;

               (ii) A Notice of Borrowing at least two Business Days in advance of the day the Loans are made;

               (iii) Copies of the resolutions of the sole Director of the Borrower authorizing the borrowings contemplated by this Agreement and the Notes, certified by the Secretary or an Assistant Secretary of the Borrower;

               (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower substantially in the form attached hereto as Exhibit E certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder and the authenticity of certain documents relating to the Borrower;

               (v) A favorable opinion of in-house counsel to the Borrower, as to certain of the matters referred to in Article IV, the form of which is attached hereto as Exhibit F;

               (vi) The AGI Guaranty, duly executed by AGI;

               (vii) Copies of the resolutions of the Board of Directors of AGI authorizing the execution and delivery of the AGI Guaranty, certified by the Secretary or an Assistant Secretary of AGI;

               (viii) A certificate of the Secretary or an Assistant Secretary of AGI substantially in the form attached hereto as Exhibit G certifying the names and true signatures of the officers of AGI authorized to sign the AGI Guaranty and the authenticity of certain documents relating to AGI;

               (ix) A favorable opinion of in-house counsel to AGI, substantially in the form attached hereto as Exhibit H;

               (x) The Cyprus Amax Guaranty, duly executed by Cyprus Amax;

               (xi) A certificate of the Secretary or an Assistant Secretary of Cyprus Amax substantially in the form attached hereto as Exhibit I certifying the names and true signatures of the officers of Cyprus Amax authorized to sign the Cyprus Amax Guaranty and the authenticity of certain documents relating to Cyprus Amax;

               (xii) A favorable opinion of Philip C. Wolf, Esq., counsel to Cyprus Amax, substantially in the form attached hereto as Exhibit J;

               (xiii) A favorable opinion of Mayer, Brown & Platt in form and substance satisfactory to the Lenders; and

               (xiv) A favorable opinion of Ballard Spahr Andrews & Ingersoll with respect to the enforceability of the Cyprus Amax Guaranty in form and substance satisfactory to the Lenders.

               (b) On the date the Loans are made, the following statements shall be true:

               (i) The representations and warranties contained in Article III of this Agreement and the other Loan Documents shall be true and correct as if made on such date; and

               (ii) No event has occurred and is continuing, or would result from the making of the Loans, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

The acceptance by the Borrower of the proceeds of the Loans shall constitute a representation that the above statements are true.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

          The Borrower represents and warrants to the Lenders as follows:

          SECTION 4.1 Organization and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute and deliver, and perform its obligations under, this Agreement and the Notes. The Borrower is qualified to do business in all jurisdictions where failure to be so qualified could have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement.

          SECTION 4.2 Authority and Enforceability; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action, and do not
(a) violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any law, order, writ, judgment, decree, determination or award, in each case as presently in effect and having applicability to the Borrower, or
(b) result in a breach of or constitute a default under any indenture, bank loan agreement, credit agreement or other agreement to which the Borrower is a party or by which its properties may be presently bound or affected. This Agreement is, and the Notes when delivered will be, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

          SECTION 4.3 Approvals. No authorization or approval of, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

          SECTION 4.4  Financial Condition.

          (a) The statement of financial position as of December 31, 1993 and the statement of earnings and retained earnings for the year ended December 31, 1993 of the Borrower heretofore delivered to the Lenders have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as of the date of such statements. There are no material contingent liabilities affecting the Borrower that are not disclosed in such financial statements. Since the date of such financial statements there has been no material adverse change in the Borrower's financial condition, assets, liabilities or business nor has any other event or condition of any character occurred or arisen that materially and adversely affects or that could materially and adversely affect the business or prospects or financial condition of the Borrower. No additional material obligations have been entered into by the Borrower since the date of its most recent financial statements other than as disclosed to the Lenders in writing.

          (b) No bankruptcy or insolvency proceedings are pending or contemplated by the Borrower or, to the best of the Borrower's knowledge, against the Borrower.

          SECTION 4.5 Litigation. There is no material action, suit or legal proceeding pending or threatened (or, to the best knowledge of the Borrower, any basis therefor) against the Borrower or affecting the properties or assets of the Borrower, in any court or before any arbitrator of any kind or before or by any governmental body. The Borrower is not in default with respect to any order of any court, arbitrator or governmental body, and the Borrower is not subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding that would adversely affect the Borrower's ability to perform its obligations under this Agreement or the Notes. For the purposes of this section, the term "governmental body" includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the term "order" includes any order, writ, injunction, decree, judgment, award, determination, direction or demand.

          SECTION 4.6 Taxes. The Borrower has filed all federal, state and local tax returns that are required to be filed and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes and assessments have become due. All federal and state income taxes and all other taxes and assessments of any nature with respect to which the Borrower is obligated have been paid when due or upon expiration of appropriate and lawful extensions.

          SECTION 4.7 No Event of Default. No event has occurred that constitutes or, with notice or lapse of time or both, would constitute an Event of Default.

          SECTION 4.8 Compliance with ERISA. The Borrower and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability, including Withdrawal Liability, to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business) that materially adversely affects the financial condition of the Borrower and its ERISA Affiliates taken as a whole.

          SECTION 4.9 Environmental Matters. The Borrower has complied with all Environmental Laws except for such failures to comply which the Borrower reasonably believes would not be expected to materially and adversely affect the Borrower. The Borrower does not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control

Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation of any law or any regulations promulgated pursuant thereto, except for violations that the Borrower reasonably believes would not be expected to materially and adversely affect the Borrower. The Borrower, after due inquiry, is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of, or otherwise materially and adversely to affect, the Borrower.

          SECTION 4.10 Scope of Business; Subsidiaries. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Borrower has no Subsidiaries.

          SECTION 4.11 Full Disclosure. All material factual information (including cash flow projections for AGI furnished to the Agent under cover of a letter dated March 10, 1994), heretofore furnished by the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter or contemporaneously furnished by the Borrower to the Agent or any Lender shall be, true and accurate in all material respects on the date as of which such information is stated or certified and as of the date of this Agreement, and such information does not, and shall not omit to state any material fact necessary to make such material factual information not misleading. The Borrower has disclosed to the Lenders any and all facts known to Borrower after due inquiry which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

          SECTION 4.12 Compliance with Laws. The Borrower has complied in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) where the failure to so comply could have a material adverse effect on the business assets, operations or condition, financial or otherwise, of the Borrower, AGI and AGI's other subsidiaries taken as a whole, and except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                                 ARTICLE V
                           COVENANTS OF THE BORROWER

          The Borrower agrees with the Agent and each Lender that, until the Loans and other obligations of the Borrower under this Agreement and the Notes have been paid and performed in full, it will perform the covenants set forth in this Article V.

          SECTION 5.1 Use of Proceeds. The proceeds of the Loans shall be used solely (a) to repay obligations (including principal and accrued interest) outstanding under that certain Letter Agreement dated as of February 7, 1994 (as extended pursuant to letters dated February 28, 1994 and March 11, 1994) between the Borrower and N M Rothschild & Sons Limited and (b) for the purpose of extending loans to Compania Minera Amax Guanaco ("CMAG") for loan refinancing and for general corporate purposes of CMAG. The proceeds of the Loans shall not be used by the Borrower to purchase "margin stock" as that term is used in Regulation U adopted by the Board of Governors of the Federal Reserve System.

          SECTION 5.2 Conduct of Business and Maintenance of Existence. The Borrower will continue to engage in the business of financing mining ventures in Chile, will not undertake other business operations without the prior written consent of the Majority of Lenders, and will preserve, renew and keep in full force and effect its corporate existence and material rights, privileges and franchises necessary or desirable in the normal conduct of business except with the prior consent of Lenders, provided that no consent shall be required for a merger or consolidation of the Borrower with an affiliate if, after giving effect thereto, no Event of Default exists and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute an Event of Default and if, in connection with such merger or consolidation, the resulting company, if other than the Borrower, delivers to the Lenders a written instrument in form and substance reasonably acceptable to the Lenders by which it assumes all of the obligations of the Borrower under this Agreement and the Notes and agrees to be bound by all of the terms and conditions hereof and thereof.

          SECTION 5.3 Compliance with Laws. The Borrower will comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) where the failure to so comply could have a material adverse effect on the business assets, operations or condition, financial or otherwise, of the Borrower, AGI and AGI's other subsidiaries taken as a whole, and except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.4 ERISA Covenants. The Borrower covenants and agrees as follows:

     (a) It will comply in all material respects with the applicable provisions of ERISA; and

     (b) It will furnish to the Agent (i) as soon as possible and in any event within thirty (30) days after any Senior Officer of the Borrower knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an amount exceeding 5% of the tangible net worth of AGI (determined in accordance with GAAP), a statement of a Senior Officer of the Borrower setting forth details as to such Reportable Event and the action that such corporation proposes with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or, to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment (within the meaning of said Section 412(n)) with respect to a Plan, a statement of a Senior Officer of the Borrower setting forth details as to such failure and the action that such corporation proposes to take with respect thereto and (iv) promptly and in any event within thirty (30) days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, together with a copy of such notice given to the PBGC if such notices could reasonably be expected to result in an Event of Default.

     SECTION 5.5 Taxes. The Borrower will file all tax and information returns and reports required by and prepared in accordance with applicable law and shall pay or cause to be paid all license fees and related taxes and charges, and shall pay or cause to be paid all real and personal property taxes, assessments and charges and franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Borrower, or payable by the Borrower, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to the property of the Borrower, provided that the Borrower shall have the right to contest in good faith, by appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, charge or assessment, and upon such good faith contest, to delay or refuse payment thereof.

     SECTION 5.6 Reporting Requirements. The Borrower shall furnish to the Agent the following, along with copies thereof in a number sufficient to enable the Agent to distribute the same to the Lenders:

     (a) As soon as publicly available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual unaudited financial statements for such year for the Borrower;

     (b) Promptly after any Senior Officer of the Borrower has learned of the occurrence of each Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a statement of a Senior Officer of the Borrower setting forth details of such Event of Default or other event and the action that the Borrower has taken and proposes to take with respect thereto;

     (c) Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Agent may from time to time reasonably request; and

     (d) Within ninety (90) days of the end of each fiscal year of the Borrower the Borrower shall deliver to the Agent a certificate signed by a Senior Officer of the Borrower stating that (i) during the preceding fiscal year the Borrower has observed and performed all of its covenants and agreements in this Agreement and the Notes, except as disclosed in such certificate, and (ii) neither an Event of Default nor any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing except as disclosed in such certificate.


                                  ARTICLE VI
                               EVENTS OF DEFAULT

     SECTION 6.1 Events of Default. The occurrence of any one or more of the following events or existence of one or more of the following conditions shall constitute an "Event of Default" under this Agreement:

     (a) The Borrower shall fail to pay (i) the principal on any Note when due, or (ii) any installment of interest on any Note when due, or (iii) any other amount to be paid under this Agreement when due, and any such failure shall remain unremedied for two
(2) Business Days; or

     (b) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement required to be performed or observed by the Borrower, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent, or such longer period, if any, to which the Agent may agree in case of a default not curable by the exercise of due diligence within such 30-day period, provided that the Borrower shall have commenced to cure such default within such 30-day period and shall complete such cure as quickly as reasonably possible with the exercise of due diligence; or

     (c) Any representation or warranty made (i) by the Borrower herein or in connection with this Agreement, (ii) by AGI in or in connection with the AGI Guaranty, or (iii) by Cyprus Amax in or in connection with the Cyprus Amax Guaranty shall prove to have been incorrect in any material respect when made; or

     (d) The failure of AGI to (i) pay any Obligation (as defined therein) under the AGI Guaranty when due, (ii) perform any agreement or covenant under Section IV of the AGI Guaranty which failure is not cured within thirty (30) days after notice thereof has been given to AGI, or (iii) perform any of its other obligations under the AGI Guaranty; or

     (e) The failure of Cyprus Amax to (i) pay any Obligation (as defined therein) under the Cyprus Amax Guaranty when due, (ii) perform any agreement or covenant under Sections 3.01, 3.02, 3.03, 3.04 and 3.05 of the Cyprus Amax Guaranty which failure is not cured within thirty (30) days after notice thereof has been given to Cyprus Amax, (iii) perform any agreement or covenant under
Section 3.06 of the Cyprus Amax Guaranty which failure is not cured within the time allowed under the agreement referred to in said Section 3.06 (without giving effect to any amendment, modification, waiver or termination of that Agreement), or (iv) perform any of its other obligations under the Cyprus Amax Guaranty; or

     (f) Any of the Borrower, AGI or Cyprus Amax shall (i) fail to make payment when due (whether by acceleration, demand or otherwise) of any principal of or interest on any indebtedness for borrowed money (other than the Loans) having an aggregate outstanding principal balance of not less than one million U.S. dollars (US$1,000,000) in the case of the Borrower and AGI or five million U.S. dollars (US$5,000,000) in the case of Cyprus Amax, or an equivalent amount denominated in another currency, and such failure shall continue after the applicable grace period, if any, specified in the governing agreement or instrument, or (ii) if for any other reason any such indebtedness is in default and such default shall continue after the applicable grace period, if any, specified in the governing agreement or instrument, or (iii) default in the payment of any other indebtedness owed to the Lenders beyond any applicable grace period; or

     (g) Any of the Borrower, AGI or Cyprus Amax becomes insolvent or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any of them seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, or composition of it or its debts under the law of any jurisdiction relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, with respect to any involuntary proceeding instituted against any of them, such proceeding shall not be dismissed within sixty (60) days; or

     (h) A judgment or order by a court for the payment of money in excess of one million U.S. dollars (US$1,000,000)in the case of the Borrower and AGI or five million U.S. dollars (US$5,000,000) in the case of Cyprus Amax, or an equivalent amount denominated in another currency, shall be rendered against any of the Borrower, AGI or Cyprus Amax and such judgment or order shall not be stayed by a court of competent jurisdiction pending appeal and shall continue unsatisfied and in effect for a period of sixty (60) consecutive days if entered by a court other than a court of the United States or of a state or territory thereof, or for a period of fifteen (15) consecutive days if entered by a court of the United States or of a state or territory thereof; or

     (i) The AGI Guaranty or the Cyprus Amax Guaranty shall cease to be fully effective before all indebtedness and all other amounts due hereunder and under the Notes have been fully and finally paid; or

     (j) The Majority of Lenders shall have determined in good faith that an event has occurred or a condition exists that has or is reasonably likely to have a material adverse effect on the ability of Cyprus Amax to timely and fully perform any of its payment or other material obligations under the Cyprus Amax Guaranty or any Substitute Cyprus Amax Credit Support; or

     (k) AGI shall no longer own all of the issued and outstanding common stock of the Borrower.

     SECTION 6.2 Remedies Upon Occurrence of Event of Default. If an Event of Default shall occur, then the Lenders may, at the option of a Majority of Lenders, acting through the Agent, exercise any one or more of the following rights and remedies, in addition to any other remedies available at law or in equity, upon written notice to the Borrower:

               (a) terminate the commitment to make Loans hereunder, whereupon said commitment shall forthwith be terminated;

               (b) declare the Loans and all interest accrued and unpaid thereon, and any accrued fees, costs or expenses, and all other sums due hereunder and under the Notes, to be due and payable (whereupon the same shall forthwith become due and payable) without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

               (c) exercise the rights and remedies available pursuant to the AGI Guaranty or the Cyprus Amax Guaranty;

provided, however, that upon the occurrence of an Event of Default pursuant to
Section 6.1(g) above (which is not being contested during the sixty (60) day period as provided therein), the commitment to make Loans hereunder shall automatically and without further action terminate and the Loans, all interest accrued and unpaid thereon, and any accrued fees, costs or expenses, and all other sums due hereunder and under the Notes shall automatically be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII
                                   THE AGENT

     SECTION 7.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Agent shall not be required to exercise any discretion to take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority of Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to applicable law. The Agent agrees to give each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.2 Agent's Reliance. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the books and records of the Borrower; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any document executed pursuant to this Agreement; and (e) shall incur no liability under or in respect of this Agreement or any document executed pursuant thereto by acting upon any notice, consent, certificate or other instrument or writing (which may be by or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.3 Rothschild. With respect to the Loan made by it and the Note issued to it, Rothschild shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Rothschild in its individual capacity. Rothschild may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower as if Rothschild were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.4 Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Agent or any other Lender, and based on the financial statements provided to the Lenders by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not promptly reimbursed by the

Borrower), ratably according to the respective outstanding principal amounts of the Loans then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 2.9, to the extent that the Agent is not reimbursed for such costs and expenses by the Borrower. The Agent shall be under no obligation or duty to take any action under this Agreement or to institute or defend any suit in respect hereof unless the Agent shall have reasonably deemed such action necessary and shall have been properly indemnified and provided security to its satisfaction.

     SECTION 7.6 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause with the written approval of the Majority of Lenders. Upon any such resignation or removal, the Majority of Lenders shall have the right to appoint a successor Agent, which shall be one of the other Lenders or such other major commercial bank reasonably acceptable to the Borrower. If no successor Agent has been so appointed, and has accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a major commercial bank organized under the laws of the United States of America or of any state thereof or the laws of England and having a combined capital and surplus of at least five hundred million dollars ($500,000,000) or the equivalent in Sterling. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from his duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

     SECTION 7.7 Rothschild as the Agent. In acting as Agent for the Lenders, the Credits and/or Treasury Division(s) of Rothschild shall be treated as a separate entity from any other division of Rothschild (or similar units of Rothschild in any subsequent reorganization) or affiliates of Rothschild and, without detracting from the generality of the foregoing, in the event that any of Rothschild's divisions (or similar units) or affiliates should act for the Borrower, AGI, Cyprus Amax or any of their respective affiliates (the "Group") in an advisory capacity in relation to any other matter, any information given by any member of the Group to such divisions (or similar units) or affiliates of Rothschild for the purpose of obtaining advice shall be treated as confidential and shall not be available to the Lenders without the consent as the case may be of the Borrower, AGI or Cyprus Amax or their respective affiliates; and notwithstanding anything to the contrary expressed or implied herein and without prejudice to the generality of the foregoing, Rothschild shall not as between itself and the Lenders be bound to disclose to any Lender or other person any information supplied by any member of the Group to Rothschild in its capacity as the Agent hereunder which is identified by such member at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a member of the Group and supplied solely for the purpose of evaluating in consultation with Rothschild in such capacity whether such transaction might require a waiver or amendment to any of the provisions contained herein or in any other Loan Document.


                                 ARTICLE VIII
                           ASSIGNMENT AND TRANSFERS;
                         LOAN PARTICIPATIONS; PLEDGES

     SECTION 8.1 Assignment of and Participation in Loans and Notes; Compliance with Law. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 8.1.

     (a) Any Lender, (i) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and (ii) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loan (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans) in a minimum aggregate amount of US$4,000,000; provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender; and provided further, that the Borrower shall not be required on the date of any such assignment to pay amounts under Section 2.6(b) of this Agreement as a result of such assignment that are greater than the amounts that it would have been required to pay if no such assignment had been made, and the Borrower's reasonable expectation of being required to pay increased amount under this Agreement as a result of any such assignment shall be a basis for the Borrower withholding any required consent to such assignment.

     (b) Any Lender may at any time sell to one or more commercial banks or other persons (each of such commercial banks and other persons being herein called a "Participant") participating interests in any of the Loans, or other interest of such Lender hereunder; provided, however, that

               (i) no participation contemplated in this Section 8.1 shall relieve such Lender from its commitment to lend or its other obligations hereunder or under any other Loan Document,

               (ii) such Lender shall remain solely responsible for the performance of its commitment to lend and such other obligations,

               (iii) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

               (iv) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 9.1, and

               (v) the Borrower shall not be required to pay any amount under
          Section 2.6(b) of this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

     SECTION 8.2 Pledge of Notes. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.


                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower, the Agent and the Majority of Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority of Lenders shall be effective unless consented to by each Lender;

          (b) modify this Section 9.1, change the definition of "Majority of Lenders", increase the Loan commitment stated in Section 2.1, reduce any fees described in Section 2.9(a), or change the schedule of the repayment of principal amounts provided for in Section 2.4(d) shall be made without the consent of each Lender;

          (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) or subject any Lender to any additional obligations shall be made without the consent of each Lender; or

          (d) reduce any fees described in Section 2.9(b), affect adversely the interest, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent or any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 9.2 Notices. All notices and other communications provided for hereunder shall be in writing and mailed or transmitted by facsimile if to the Borrower, at its address at 9100 East Mineral Circle, Englewood, Colorado 80112,
Attention: Corporate Secretary, facsimile: (303) 643-5181; and if to the Lenders, to them at the address of the Agent at its address at New Court, St. Swithin's Lane, London EC4P 4DU, England, Attention: Mike Thomson, facsimile:
011-4471-929-1643 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or transmitted by facsimile, be effective when deposited in the mails or when transmitted respectively, addressed as aforesaid; except that notices to the Lenders pursuant to the provisions of Section 2.4(c) shall not be effective until received by the Agent, but such notices may be made by telephone and shall be effective when given by telephone if, and only if, such telephone notice is confirmed in writing or by facsimile on the same day.

     SECTION 9.3 Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 Binding Effect; Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and permitted assigns, provided that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of any Loan or Note permitted under Section 8.1, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     SECTION 9.5  Expenses; Indemnification; Documentary Taxes.

          (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder and (ii) if an Event of Default occurs, or upon the occurrence of an event that with notice or the lapse of time or both would constitute an Event of Default, all out-of-pocket expenses incurred by the Agent and each Lender, including fees and disbursements of counsel, in connection with such actual or potential Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings, actions or negotiations resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, or any Note.

          (b) The Borrower agrees to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Lender (or by the Agent in connection with its actions as Agent hereunder) in connection with any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, the entering into and performance of this Agreement and each other document executed in connection herewith (including any action brought as the result of any determination not to fund any Loan), any investigative, administrative or judicial proceeding (whether or not such Lender shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 9.6 Governing Law: Submission to Jurisdiction. This Agreement and each Note shall be governed by the laws of the State of New York excluding such state's choice and conflict of laws provisions. The Borrower hereby irrevocably (i) submits to the nonexclusive jurisdiction any New York State or Federal court sitting in the Borough of Manhattan in any action or proceeding arising out of or relating to this Agreement, any Note or transactions contemplated hereby or thereby, (ii) agrees that all claims in respect of such action may be heard in such New York State court or in such Federal court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (iv) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at the address stated in Section 9.2 above. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of the Lenders to serve legal process in any other manner permitted by law or affect the Agent's or Lenders' right to bring any action or proceeding against the Borrower or the Borrower's property in the courts of other jurisdictions. To the extent the Borrower has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower's property, the Borrower hereby waives such immunity with respect to the Borrower's obligations under this Agreement and the Notes.

          SECTION 9.7 Judgment in Non-US Currency. If the Borrower is required by any judgment obtained by a Lender with respect to payments to be made under this Agreement or the Notes to make such payments in a currency other than U.S. dollars (the "Specified Currency"), the Borrower will, upon the Agent's request, either make such payments in the Specified Currency or pay the Lender with the equivalent of the amount in U.S. dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, such Lender buys the Specified Currency in New York, New York on the date the Borrower makes such payment.

          SECTION 9.8 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT AND ALL RELATED DOCUMENTS.

          SECTION 9.9 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, or upon the occurrence of an event described in Section 6.1(g) which, with the passage of time, the giving of notice, or both, would constitute an Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 9.10 Survival. The obligations of the Borrower under Sections 2.6, 2.9, 2.14(a) and 9.5 of this Agreement and the obligations of the Lenders under Section 7.5 shall, in each case, survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement shall survive the execution and delivery of this Agreement.

          SECTION 9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 9.12 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

          SECTION 9.13 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on such date (the "Effective Date") when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

          SECTION 9.14 Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

          SECTION 9.15 Other Transactions. Without prejudice to the provisions of Section 7.7, nothing contained herein shall preclude the Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its affiliates in which the Borrower or such affiliate is not restricted hereby from engaging with any other person.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    AGI CHILE CREDIT CORP., INC.


                                        /s/ Mark A. Lettes
[CORPORATE SEAL]                    By: __________________________
                                              Mark A. Lettes
                                        Name: ____________________
                                               Vice President
ATTEST:                                 Title: ___________________

/s/ Paul J. Hemschoot, Jr.
_____________________________
      Paul J. Hemschoot
Name: _______________________
       Secretary
Title: ______________________


                                    N M ROTHSCHILD & SONS LIMITED,
                                      AS LENDER


                                        /s/ Michael A. Price
                                    By: __________________________
                                              Michael Allan Price
                                        Name: ____________________
                                               Assistant Director
                                        Title: ___________________


                                        /s/ Donald F. Douglas
                                    By: ___________________________
                                              Donald Fisher Douglas
                                        Name: _____________________
                                               Assistant Director
                                        Title: ____________________



                                    CITIBANK, N.A.


                                        /s/ Mark J. Lyons
                                    By: __________________________
                                              Mark J. Lyons
                                        Name: ____________________
                                               Vice President
                                        Title: ___________________

ATTEST:

/s/ Michael T. Welch
___________________________
      Michael T. Welch
Name: _____________________
       Vice President
Title: ____________________

                                    N M ROTHSCHILD & SONS LIMITED,
                                      AS AGENT


                                        /s/ Michael A. Price
                                    By: __________________________
                                              Michael Allan Price
                                        Name: ____________________
                                               Assistant Director
                                        Title: ___________________


                                        /s/ Donald F. Douglas
                                    By: ___________________________
                                              Donald Fisher Douglas
                                        Name: _____________________
                                               Assistant Director
                                        Title: ____________________

                                LIST OF EXHIBITS

EXHIBIT A      Notice of Borrowing

EXHIBIT B      Form of Note

EXHIBIT C      Form of AGI Guaranty

EXHIBIT D      Form of Cyprus Amax Guaranty

EXHIBIT E      Form of Certificate of Borrower

EXHIBIT F      Form of Opinion of Borrower's Counsel

EXHIBIT G      Form of Certificate of AGI

EXHIBIT H      Form of Opinion of AGI's Counsel

EXHIBIT I      Form of Cyprus Amax Certificate

EXHIBIT J      Form of Opinion of Cyprus Amax's Counsel

                                   EXHIBIT A

                              NOTICE OF BORROWING
                              -------------------

To:  N M Rothschild & Sons Limited
     New Court
     St. Swithin's Lane
     London, EC4P 4DU, England

          Re: Notice of Borrowing under Term Loan Agreement dated as of March __, 1994, among AGI Chile Credit Corp., Inc. as Borrower, N M Rothschild & Sons Limited and Citibank, N.A. as Lenders, and N M Rothschild & Sons Limited, as Agent


          The undersigned AGI Chile Credit Corp., Inc. (the "Borrower"), hereby notifies N M Rothschild & Sons Limited, acting in its capacity as Agent, of the Borrower's desire to effect a borrowing under that certain Term Loan Agreement described above, on the following term:

          Date of Borrowing:

          Interest Period:

               [Specify tranches, if any]

          Amount of Borrowing:      US$36,000,000.00

Proceeds of the borrowing are to be deposited in accordance with Section 2.2 of the Term Loan Agreement in the following account:

                          [insert account information]

                                    AGI CHILE CREDIT CORP., INC.



                                    By:___________________________
                                    Title:________________________

                                   EXHIBIT B

                                      NOTE
                                      ----

    $18,000,000                                             Date: March 15, 1994


          FOR VALUE RECEIVED, AGI Chile Credit Corp., Inc., a Delaware corporation (the "Borrower"), promises to pay to Citibank, N.A. ("Lender"), at such other place as the Agent may direct in writing, in lawful money of the United States of America and in immediately available funds the principal amount of Eighteen Million U.S. Dollars (U.S. $18,000,000), pursuant to Article II of the Agreement referred to below. The Borrower further promises to pay interest at said office in like money, from the date hereof on the unpaid principal amount hereof outstanding from time to time, at the rates and at the times set forth in Section 2.4 of the Agreement.

          The Borrower further promises to pay the principal amount in installments as follows on the following dates:

           Payment Date       Payment Amount
         ----------------     --------------

         October 1, 1994        $  500,000
         April 1, 1995           1,500,000
         October 1, 1995         2,500,000
         April 1, 1996           2,500,000
         October 1, 1996         2,500,000
         April 1, 1997           2,500,000
         October 1, 1997         6,000,000

          The maturity date of this Note shall be October 1, 1997. Prepayments of principal due under this Note may be made as provided in the Agreement and the principal payment amounts shall be adjusted thereafter as provided in the Agreement.

          Whenever any payment to be made hereunder shall be due on a day that is not a Business Day as defined in the Agreement, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, in the event that the day on which any such payment is due is not a Business Day but a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

          This Note is one of the Notes referred to in Section 2.3 of the Term Loan Agreement between the Borrower, the Agent and the Lenders dated as of March __, 1994, as the same may hereafter from time to time be amended or supplemented in accordance with the terms thereof (the "Agreement"), and is entitled to the benefits thereof and may be prepaid as provided therein.

          Upon the occurrence of any of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or shall otherwise become immediately due and payable as provided therein.

                                    AGI CHILE CREDIT CORP., INC.



[CORPORATE SEAL]                    By: /s/ Mark A. Lettes
                                        ------------------------
                                        Name: Mark A. Lettes
                                              ------------------
                                        Title: Vice President
                                               -----------------

ATTEST:

/s/ Paul J. Hemschoot, Jr.
- - --------------------------
Secretary



                             [ATTACH GRID SCHEDULE]

                                   EXHIBIT C

                                 AMAX GOLD INC.

                         CONTINUING CORPORATE GUARANTY


          CONTINUING CORPORATE GUARANTY (as amended, supplemented or otherwise modified from time to time in accordance with its terms, this "Guaranty"), dated as of March 15, 1994, made by Amax Gold Inc. (the "Guarantor"), a corporation organized under the laws of the State of Delaware, in favor of N M Rothschild & Sons Limited, a company organized and existing under the laws of England (acting in its capacity as Lender and in its capacity as Agent for the Lenders under the Loan Agreement as defined below), and Citibank, N.A., a national banking association organized under the laws of the United States of America (acting in its capacity as Lender) (the Agent and the Lenders collectively, together with their successors and assigns, the "Lender Parties").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, pursuant to that certain Term Loan Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement") of even date herewith by and among AGI Chile Credit Corp., Inc., a Delaware corporation (the "Borrower"), and the Lender Parties, the Lenders have agreed to make Loans to the Borrower in the amounts and on the terms and conditions stated in the Loan Agreement (capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement);

          WHEREAS, on the date hereof, all of the outstanding shares of capital stock of the Borrower are owned by the Guarantor; and

          WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the extension of credit to the Borrower by the Lenders under the Loan Agreement and by their funding the Loans thereunder.

          NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Lenders to make the Loans, the Guarantor hereby agrees as follows:

                                 ARTICLE 1.  THE GUARANTY

          SECTION 1.01. GUARANTY OF PAYMENT. The Guarantor unconditionally and irrevocably guarantees to each of the Lender Parties the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Loan Agreement (including the Loans) and any other documents executed and delivered by the Borrower in connection with the Loan Agreement and/or the Loans (such documents, including but not limited to the Notes, being hereinafter collectively referred to as the "Facility Documents"), when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the "Obligations"). The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Lender Parties shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral prior to being entitled to payment of the Obligations by the Guarantor, and the Guarantor hereby waives all rights it may have now or in the future to require the Lender Parties to exhaust any such right or remedy. The Guarantor agrees that, as between the Guarantor and each of the Lender Parties, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition that may prevent, delay or vitiate any such declaration as regards the Borrower and that in the event of any such declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

          SECTION 1.02. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of the Facility Documents (other than this Guaranty). The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any extension of credit or final accommodation by any Lender Party to or for the account of the Borrower other than that guaranteed hereunder; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Obligations, or any other amendment or waiver of or any consent to departure from or failure to enforce any of the terms of any Facility Documents or Obligations; (c) any exchange, release or non-perfection or the provision of any collateral for all or any of the Facility Documents or Obligations; (d) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Obligation or any rights of any Lender Party with respect thereto; (e) without being limited by the foregoing, any lack of validity or enforceability of this Guaranty or any other Facility Document or Obligation;
(f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any Lender Party or any other corporation or person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (g) whether the Guarantor continues, directly or indirectly, to own any equity interest in the Borrower; or (h) any other defense whatsoever that might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor (including the Guarantor).

          SECTION 1.03. GUARANTY IRREVOCABLE. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until the Facility Documents are no longer in effect.

          SECTION 1.04. RIGHTS NOT EXCLUSIVE. The rights and remedies granted to the Lender Parties under this Guaranty are cumulative and are not exclusive of any rights or remedies provided by law or under the other Loan Documents.

          SECTION 1.05. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or of the obligations of the Guarantor under this Guaranty is rescinded or must otherwise be returned by any Lender Party on the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise, all as though the payment had not been made.

          SECTION 1.06. SUBROGATION. Notwithstanding any other provision of this Guaranty, the Guarantor hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which any Lender Party has against the Borrower in respect to the Obligations, and the Guarantor shall have no right of recourse, reimbursement, contribution, indemnification, or similar right that the Guarantor may have (by contract or otherwise) against the Borrower in respect of the Obligations, and the Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in any collateral or other security given to any Lender Party to secure payment of the Obligations, such waivers to remain in effect until the date (the "Revival Date") one year and one day after the date the Obligations have been paid in full, unless the Borrower shall have filed, or have had successfully filed against it, a petition under the United States Bankruptcy Code between the date hereof and the Revival Date, in which case such waivers shall remain in effect. If any amount shall be paid to the Guarantor in violation of this Section 1.06, the Guarantor shall promptly notify the Agent of such fact and such amount shall be held by the Guarantor as trustee for the Lender Parties and shall be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          SECTION 1.07. SUBORDINATION. Without limiting the rights of the Lender Parties under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to, interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and upon the occurrence of an Event of Default and for so long as such Event of Default shall continue such liabilities of the Borrower to the Guarantor (i) shall be collected, enforced and received by the Guarantor as trustee for the Lender Parties and (ii) if the Agent so requests, shall be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          SECTION 1.08. PAYMENTS GENERALLY. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "Payment Currency") required by the Facility Documents and payment in the Payment Currency shall be of the essence; provided, however, at the request of any Lender Party (if the Payment Currency is other than U.S. dollars), the Guarantor shall pay, by delivery to an account of the Agent designated from time to time by notice to the Guarantor from the Agent, the equivalent amount in U.S. dollars computed at the rate of exchange at which, in accordance with normal banking procedures, such Lender Party buys such Payment Currency in New York, New York on the date the Guarantor makes such payment. In any case in which the Guarantor makes payment in a currency other than the Payment Currency, the Guarantor shall hold each Lender Party harmless from any loss incurred by such Lender Party arising from any change in the value of such currency in relation to the Payment Currency between the date the Obligation becomes due and the date such Lender Party is actually able, following the conversion of such currency paid by the Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Obligation is payable, to apply such Payment Currency to such Obligation.

          SECTION 1.09. CERTAIN TAXES. The Guarantor further agrees that all payments to be made hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein, excluding income taxes or franchise taxes of a Lender Party in the jurisdiction of its incorporation or lending office through which a Lender makes or maintains its Loan (all such non-excluded taxes being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Lender Party hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) each Lender Party will receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Obligations (hereinafter referred to as "Other Taxes"). Within 30 days of any payment of Taxes, the Guarantor will furnish to each Lender Party the original or a certified copy of a receipt evidencing payment thereof. The Guarantor will indemnify each Lender Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by such Lender Party or any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within 30 days of such Lender Party's request therefor. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the Guarantor contained in this paragraph shall survive the payment in full of the Obligations and any termination of this Guaranty.

                   ARTICLE 2.  REPRESENTATIONS AND WARRANTIES

          The Guarantor hereby represents and warrants as follows:

          SECTION 2.01.  INCORPORATION, GOOD STANDING AND DUE QUALIFICATION.
The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where failure to be so qualified would not have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

          SECTION 2.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action, and do not (i) require any consent or approval of its stockholders; (ii) violate any provision of, cause the Guarantor to be in default under, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor; (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or effected; (iv) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; or (v) require any authorization or approval of, or any other action by, any governmental authority or regulatory body; in each case under clauses (iii) and (iv) where the imposition of any such lien or the existence of any such default or breach or failure to obtain such required consent would have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

          SECTION 2.03. LEGALLY ENFORCEABLE AGREEMENT. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except as any be limited by principles of equity.

          SECTION 2.04. LITIGATION. Except as otherwise disclosed in (i) the Annual Report of Amax Gold Inc. on Form 10-K for the fiscal year ended December, 31, 1992, (ii) the Quarterly Reports of Amax Gold Inc. on Form 10-Q for the quarters ended March 31, June 30, 1993 and September 30, 1993, and (iii) the February 28, 1993 draft of the Annual Report of Amax Gold Inc. on Form 10-K for the year ended December 31, 1993, which have been delivered to the Lender Parties on or prior to the date hereof, or as disclosed in writing to the Lender Parties on or prior to the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its consolidated subsidiaries before any court or governmental agency or arbitrator, which may, if adversely decided, in any one case or in the aggregate, materially and adversely affect the financial condition, operations, properties, or business of the Guarantor and its consolidated subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations under this Guaranty.

          SECTION 2.05. FINANCIAL STATEMENTS. The (i) consolidated balance sheet of Amax Gold Inc. and its consolidated subsidiaries as of December 31, 1992, and the related consolidated statements of income, shareholders' equity and cash flows of Amax Gold Inc. and its consolidated subsidiaries for the year ended December 31, 1992, each as contained in the Annual Report of Amax Gold Inc. on Form 10-K for the year ended December 31, 1992, (ii) consolidated balance sheet of Amax Gold Inc. and its consolidated subsidiaries as of March 31, 1993, June 30, 1993 and September 30, 1993 and the related consolidated statements of income, shareholders' equity and cash flows of Amax Gold Inc. and its consolidated subsidiaries for the quarters ended March 30, 1993, June 30, 1993 and September 30, 1993, each as contained in the Quarterly Report of Amax Gold Inc. on Form 10-Q for the respective quarter, and (iii) the consolidated balance sheet of Amax Gold Inc. and its consolidated subsidiaries as of December 31, 1993, and the related consolidated statements of shareholders' equity and cash flows of Amax Gold Inc. and its consolidated subsidiaries for the year ended December 31, 1993, as contained in the February 28, 1994 draft of the Annual Report of Amax Gold Inc. on Form 10-K for the year ended December 31, 1993, together in each case with the notes thereto, copies of which have been furnished to the Lender Parties on or prior to the date hereof, are complete and correct and fairly present the financial condition of the Guarantor and its consolidated subsidiaries, as the case may be, as at such dates and the results of the operations of the Guarantor and its consolidated subsidiaries for the periods covered by such statements, all in accordance with generally accepted accounting principals consistently applied (subject to year-end adjustments in the case of the interim financial statements). Since the date of such financial statements, there has been no material adverse change in the financial condition or operations of the Guarantor and its consolidated subsidiaries, taken as a whole. There are no liabilities of the Guarantor and its consolidated subsidiaries, taken as a whole, fixed or contingent, that are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of such financial statements. No information, exhibit or report furnished by the Guarantor to the Lender Parties after November, 1993 in connection with the negotiation of this Guaranty contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not misleading in a manner that would have a material adverse effect on the financial condition of the Guarantor and its consolidated subsidiaries, taken as a whole. Financial statements delivered to the Lender Parties by the Guarantor after the date of this Guaranty shall be prepared by the Guarantor in accordance with generally accepted accounting principles applied on a consistent basis (or if not consistently applied, all material inconsistencies shall be completely and adequately disclosed in writing to the Lender Parties).

          SECTION 2.06. TAXES. The Guarantor has duly, timely and accurately, to the best of the Guarantor's knowledge, filed or caused to be filed all Federal, state and local tax returns which to its knowledge are required to be filed and has paid or caused to be paid all taxes shown on the returns as required to be paid or on any assessment received by it (or (i) with respect to taxes for the period prior to July 1, 1985, by Amoco Corporation and (ii) with respect to taxes of Amax Inc. and its subsidiaries for the period prior to the merger of Amax Inc. with and into the Guarantor (the "Merger"), by Amax Inc.) to the extent that such taxes have become due, except (a) taxes the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Guarantor shall have set aside on its books such reserves as are required by generally accepted accounting principles, (b) taxes relating to any period prior to July 1, 1985, with respect to the payment of which the Guarantor has been indemnified by Amoco Corporation, (c) taxes relating to any period prior to the Merger with respect to the payment of which the Guarantor has been indemnified by Alumax Inc. or (d) taxes of Amax Gold Inc. or its subsidiaries for any period prior to the Merger during which Amax Gold Inc. was not part of the consolidated group of Amax Inc.

          SECTION 2.07. BANKRUPTCY. There are no bankruptcy actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its consolidated subsidiaries.

          SECTION 2.08. BENEFITS. The Guarantor has determined that it will derive substantial direct and indirect benefits from the extension of credit to the Borrower by the Lenders under the Loan Agreement and by their funding the Loans thereunder and that such benefits will adequately and fairly compensate the Guarantor for entering into and performing this Guaranty.

          SECTION 2.09. COMPLIANCE WITH LAWS. The Guarantor has complied in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) where the failure to so comply would have a material adverse effect on the business assets, operations or condition, financial or otherwise, of the Guarantor and its subsidiaries taken as a whole, and except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 2.10. MARGIN STOCK. This Guaranty is not being made and delivered by the Guarantor for the purpose of making credit available to the Borrower for the purchase of "margin stock" as that term is used in Regulation U adopted by the Board of Governors of the Federal Reserve System.

                             ARTICLE 3.  COVENANTS

          The Guarantor agrees with each Lender Party that until the obligations of the Guarantor under this Guaranty have been paid in full or otherwise discharged, it will perform the covenants set forth in this Article 3.

          SECTION 3.01. REPORTING REQUIREMENTS. The Guarantor shall furnish to the Agent for delivery to the Lenders the following:

               .15.0.0.0.1 As soon as publicly available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, quarterly reports on Form 10-Q of the Guarantor and its consolidated subsidiaries as of the end of such quarter, certified by the chief financial officer or other Senior Officer of the Guarantor;

               .15.0.0.0.2 As soon as publicly available and in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the annual report for such year for the Guarantor and its consolidated subsidiaries on Form 10-K, containing financial statements for such year, certified in a manner reasonably acceptable to the Agent by Price Waterhouse or other independent public accountants reasonably acceptable to the Agent;

               .15.0.0.0.3 Promptly after a Senior Officer of the Guarantor has learned of the occurrence of each Event of Default, or any event which, with the giving or notice or lapse of time or both, would constitute an Event of Default, a statement of the chief financial officer or other Senior Officer of the Guarantor setting forth details of such Event of Default or such other event and the action that the Guarantor has taken and proposes to take with respect thereto;

               .15.0.0.0.4 Promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to its public shareholders and copies of registration statements and material filings made with the United States Securities Exchange Commission or any national securities exchange; and

               .15.0.0.0.5 Such other information respecting the condition or operations, financial or otherwise, of the Guarantor and its consolidated subsidiaries as the Agent may from time to time reasonably request.

          SECTION 3.02. ANNUAL COMPLIANCE CERTIFICATE. Concurrent with the material furnished under Section 3.01(b) above, the Guarantor shall also deliver to the Agent a certificate signed by a Senior Officer of the Guarantor stating that, to the best of such person's knowledge, no Event of Default nor any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing except as disclosed in such certificate.

          SECTION 3.03. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Guarantor and its consolidated Subsidiaries taken as a whole, will continue to engage in business of the same general type substantially as now conducted and the Guarantor and its consolidated Subsidiaries taken as a whole, will preserve, renew and keep in full force and effect the material rights, privileges and franchises necessary or desirable in the normal conduct of business where failure so to comply or to preserve, renew and keep in full force and effect such rights, privileges and franchises could have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and its consolidated Subsidiaries taken as a whole; provided that nothing herein shall prohibit the Guarantor from being a party to a merger or consolidation if no Event of Default, or event that with the giving of notice, passage of time, or both, would constitute an Event of Default, has occurred or would occur as a result of such merger or consolidation, and if, after giving effect thereto, the resulting entity has shareholders' equity at least equal to the shareholders' equity of the Guarantor prior to the consummation of such transaction and if, in connection with such merger or consolidation, the resulting company, if other than the Guarantor, delivers to the Lender Parties a written instrument in form reasonably acceptable to the Lender Parties by which it assumes all of the obligations of the Guarantor under this Guaranty and agrees to be bound by all of the terms and conditions hereof, and provided further that nothing herein shall limit the right of the Guarantor to merge or consolidate its Subsidiaries, or to sell, dispose of, or otherwise transfer any Subsidiary or operation or assets thereof, in whole or in part, so long as such sale, disposition or transfer would not result in an Event of Default, or cause an event which, with the giving of notice, the passage of time or both, would constitute an Event of Default, or would have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

          SECTION 3.04. COMPLIANCE WITH LAWS. The Guarantor and its consolidated Subsidiaries taken as a whole will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) where the failure so to comply would have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and its consolidated Subsidiaries taken as a whole or except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 3.05. ERISA COVENANTS. The Guarantor and its ERISA Affiliates will comply in all material respects with the applicable provisions of ERISA, and the Guarantor will furnish to the Agent (i) as soon as possible and in any event within 30 days after any Senior Officer of the Guarantor knows that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Guarantor to the PBGC in an amount exceeding 5% of the shareholders' equity as reported in the last balance sheet of the Guarantor, a statement of a Senior Officer of the Guarantor setting forth details as to such Reportable Event and the action that the Guarantor proposes with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC; (ii) promptly after receipt thereof, a copy of any notice that the Guarantor or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or, to appoint a trustee to administer any such Plan; (iii) within 10 days after the due date for a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment (within the meaning of said Section 412(n)) with respect to a Plan, a statement of a Senior Officer of the Guarantor setting forth details as to such failure and the action that the Guarantor proposes to take with respect thereto; and (iv) promptly and in any event within 30 days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Guarantor or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or
(B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, together with a copy of such notice given to the PBGC if such notices could reasonably be expected to result in an Event of Default.


                           ARTICLE 4.  MISCELLANEOUS

          SECTION 4.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and a Majority of Lenders, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any Lender Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial waiver of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 4.02. NOTICES. Unless the party to be notified otherwise notifies the other parties in writing as provided in this Section, and except as otherwise provided in this Guaranty, notices shall be given to the Agent, the Lender Parties and the Guarantor by ordinary mail or facsimile transmission with a copy to be sent by ordinary mail, addressed in the case of the Agent and the Lender Parties to the address of the Agent as provided in the Loan Agreement and in the case of the Guarantor to its address on the signature page of this Guaranty. Notices shall be effective: (a) if given by mail, when deposited in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by facsimile when the facsimile is transmitted to the facsimile number as aforesaid.

          SECTION 4.03. EXPENSES. The Guarantor shall reimburse the Lender Parties on demand for all costs, expenses and charges (including without limitation, fees and charges of external legal counsel for the Lender Parties) incurred by the Lender Parties in connection with the preparation, performance or enforcement of this Guaranty. The Guarantor shall indemnify each Lender Party against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

          SECTION 4.04. FORMALITIES. The Guarantor waives diligence, presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Obligation and any other formality with respect to any of the Obligations or this Guaranty. The Guarantor waives any requirement that any of the Lender Parties exhaust any right or take any action against the Borrower or any collateral security.

          SECTION 4.05. SET-OFF. In addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender Parties may otherwise have, the Lender Parties shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the account of the Guarantor at any of their offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case the Lender Party taking such action shall promptly notify the Guarantor thereof; provided that the failure of any Lender Party to give such notice shall not affect the validity thereof.

          SECTION 4.06. ASSIGNMENT; PARTICIPATIONS. This Guaranty shall be binding on, and shall inure to the benefit of, the Guarantor, the Lender Parties and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing, each of the Lender Parties may assign, sell participations in or otherwise transfer its rights under the Facility Documents to any other person or entity to the extent, and with the effect, provided in the Loan Agreement. Each Lender Party may furnish any information concerning the Guarantor in the possession of each such Lender Party from time to time to assignees and participants (including prospective assignees and participants); provided that each such Lender Party shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality (with appropriate exceptions) of any such information which is confidential.

          SECTION 4.07. CAPTIONS. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction or this Guaranty.

          SECTION 4.08. SEVERABILITY. The provisions of this Guaranty are intended to be severable. If for any reason any provision of this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          SECTION 4.09. INTEGRATION. The Facility Documents set forth the entire agreement among the parties thereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          SECTION 4.10. GOVERNING LAW. This Guaranty shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

          SECTION 4.11. JURISDICTION; IMMUNITIES. (a) The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or United States Federal court sitting in the Borough of Manhattan, New York, New York, over any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Section 4.02. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Guarantor further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY.

          (b) Nothing in this Section shall affect the right of the Lender Parties to serve legal process in any other manner permitted by law or affect the right of the Lender Parties to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

          (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court of from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                          AMAX GOLD INC.



                          By: /s/ Mark A. Lettes
                              ----------------------------------
                              Name: Mark A. Lettes
                              ----------------------------------
                              Title: Vice President & Chief Financial Officer
                                     ----------------------------------------
                              Address: 9100 E. Mineral Circle
                                       ----------------------
                                       Englewood, CO 80112
                                       ----------------------

ATTEST:


By: /s/ Paul J. Hemschoot, Jr.
    ---------------------------
   Name: Paul J. Hemschoot, Jr.
         ----------------------
   Title: Secretary
         ----------------------
   Address: 9100 E. Mineral Circle
            ----------------------
            Englewood, CO 80112
            ----------------------
                                     C-14

Acknowledged and Agreed to:

N M ROTHSCHILD & SONS LIMITED,
  AS THE AGENT AND AS A LENDER



By: /s/ Michael A. Price
    --------------------------------
     Name: Michael Allan Price
           -------------------------
     Title: Assistant Director
            ------------------------


By: /s/ Donald F. Douglas
    ---------------------------------
     Name: Donald Fisher Douglas
           --------------------------
     Title: Assistant Director
            -------------------------


CITIBANK, N.A.,
  AS A LENDER



By: /s/ Mark J. Lyons
    --------------------------------
     Name: Mark J. Lyons
           -------------------------
     Title: Vice President
            ------------------------

                                   EXHIBIT D

                          CYPRUS AMAX MINERALS COMPANY

                         CONTINUING CORPORATE GUARANTY


          CONTINUING CORPORATE GUARANTY (as amended, supplemented or otherwise modified from time to time in accordance with its terms, this "Guaranty"), dated as of March 15, 1994, made by Cyprus Amax Minerals Company (the "Guarantor"), a corporation organized under the laws of the State of Delaware, in favor of N M Rothschild & Sons Limited, a company organized and existing under the laws of England (acting in its capacity as Lender and in its capacity as Agent for the Lenders under the Loan Agreement as defined below), and Citibank, N.A., a national banking association organized under the laws of the United States of America (acting in its capacity as Lender) (the Agent and the Lenders collectively, together with their successors and assigns, the "Lender Parties").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, pursuant to that certain Term Loan Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement") of even date herewith by and among AGI Chile Credit Corp., Inc., a Delaware corporation (the "Borrower"), and the Lender Parties, the Lenders have agreed to make Loans to the Borrower in the amounts and on the terms and conditions stated in the Loan Agreement (capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement);

          WHEREAS, on the date hereof, all of the outstanding shares of capital stock of the Borrower are owned by Amax Gold Inc., a Delaware corporation ("AGI");

          WHEREAS, on the date hereof, approximately 40% of the outstanding shares of common stock of AGI are held by the Guarantor; and

          WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the extension of credit to the Borrower by the Lenders under the Loan Agreement and by their funding the Loans thereunder.

          NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Lenders to make the Loans, the Guarantor hereby agrees as follows:

                                 ARTICLE 1.  THE GUARANTY

          SECTION 1.01. GUARANTY OF PAYMENT. The Guarantor unconditionally and irrevocably guarantees to each of the Lender Parties the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Loan Agreement (including the Loans) and any other documents executed and delivered by the Borrower in connection with the Loan Agreement and/or the Loans (such documents, including but not limited to the Notes, being hereinafter collectively referred to as the "Facility Documents"), when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the "Obligations"). The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Lender Parties shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral prior to being entitled to payment of the Obligations by the Guarantor, and the Guarantor hereby waives all rights it may have now or in the future to require the Lender Parties to exhaust any such right or remedy. The Guarantor agrees that, as between the Guarantor and each of the Lender Parties, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition that may prevent, delay or vitiate any such declaration as regards the Borrower and that in the event of any such declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

          SECTION 1.02. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of the Facility Documents (other than this Guaranty). The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any extension of credit or final accommodation by any Lender Party to or for the account of the Borrower other than that guaranteed hereunder; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Obligations, or any other amendment or waiver of or any consent to departure from or failure to enforce any of the terms of any Facility Documents or Obligations; (c) any exchange, release or non-perfection or the provision of any collateral for all or any of the Facility Documents or Obligations; (d) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Obligation or any rights of any Lender Party with respect thereto; (e) without being limited by the foregoing, any lack of validity or enforceability of this Guaranty or any other Facility Document or Obligation;
(f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any Lender Party or any other corporation or person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (g) whether the Guarantor continues, directly or indirectly, to own any equity interest in the Borrower; or (h) any other defense whatsoever that might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor (including the Guarantor).

          SECTION 1.03. GUARANTY IRREVOCABLE. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until the Facility Documents are no longer in effect.

          SECTION 1.04. RIGHTS NOT EXCLUSIVE. The rights and remedies granted to the Lender Parties under this Guaranty are cumulative and are not exclusive of any rights or remedies provided by law or under the other Loan Documents.

          SECTION 1.05. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or of the obligations of the Guarantor under this Guaranty is rescinded or must otherwise be returned by any Lender Party on the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise, all as though the payment had not been made.

          SECTION 1.06. SUBROGATION. Notwithstanding any other provision of this Guaranty, the Guarantor hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which any Lender Party has against the Borrower in respect to the Obligations, and the Guarantor shall have no right of recourse, reimbursement, contribution, indemnification, or similar right that the Guarantor may have (by contract or otherwise) against the Borrower in respect of the Obligations, and the Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in any collateral or other security given to any Lender Party to secure payment of the Obligations, such waivers to remain in effect until the date (the "Revival Date") one year and one day after the date the Obligations have been paid in full, unless the Borrower shall have filed, or have had successfully filed against it, a petition under the United States Bankruptcy Code between the date hereof and the Revival Date, in which case such waivers shall remain in effect. If any amount shall be paid to the Guarantor in violation of this Section 1.06, the Guarantor shall promptly notify the Agent of such fact and such amount shall be held by the Guarantor as trustee for the Lender Parties and shall be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          SECTION 1.07. SUBORDINATION. Without limiting the rights of the Lender Parties under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to, interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and upon the occurrence of an Event of Default and for so long as such Event of Default shall continue such liabilities of the Borrower to the Guarantor (i) shall be collected, enforced and received by the Guarantor as trustee for the Lender Parties and (ii) if the Agent so requests, shall be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          SECTION 1.08. PAYMENTS GENERALLY. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "Payment Currency") required by the Facility Documents and payment in the Payment Currency shall be of the essence; provided, however, at the request of any Lender Party (if the Payment Currency is other than U.S. dollars), the Guarantor shall pay, by delivery to an account of the Agent designated from time to time by notice to the Guarantor from the Agent, the equivalent amount in U.S. dollars computed at the rate of exchange at which, in accordance with normal banking procedures, such Lender Party buys such Payment Currency in New York, New York on the date the Guarantor makes such payment. In any case in which the Guarantor makes payment in a currency other than the Payment Currency, the Guarantor shall hold each Lender Party harmless from any loss incurred by such Lender Party arising from any change in the value of such currency in relation to the Payment Currency between the date the Obligation becomes due and the date such Lender Party is actually able, following the conversion of such currency paid by the Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Obligation is payable, to apply such Payment Currency to such Obligation.

          SECTION 1.09. CERTAIN TAXES. The Guarantor further agrees that all payments to be made hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein, excluding income taxes or franchise taxes of a Lender Party in the jurisdiction of its incorporation or lending office through which a Lender makes or maintains its Loan (all such non-excluded taxes being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Lender Party hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) each Lender Party will receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Obligations (hereinafter referred to as "Other Taxes"). Within 30 days of any payment of Taxes, the Guarantor will furnish to each Lender Party the original or a certified copy of a receipt evidencing payment thereof. The Guarantor will indemnify each Lender Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by such Lender Party or any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within 30 days of such Lender Party's request therefor. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the Guarantor contained in this paragraph shall survive the payment in full of the Obligations and any termination of this Guaranty.

                   ARTICLE 2.  REPRESENTATIONS AND WARRANTIES

          The Guarantor hereby represents and warrants as follows:

          SECTION 2.01.  INCORPORATION, GOOD STANDING AND DUE QUALIFICATION.
The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where failure to be so qualified would not have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

          SECTION 2.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action, and do not (i) require any consent or approval of its stockholders; (ii) violate any provision of, cause the Guarantor to be in default under, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor; (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or effected; (iv) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; or (v) require any authorization or approval of, or any other action by, any governmental authority or regulatory body; in each case under clauses (iii) and (iv) where the imposition of any such lien or the existence of any such default or breach or failure to obtain such required consent would have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

          SECTION 2.03. LEGALLY ENFORCEABLE AGREEMENT. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except as any be limited by principles of equity.

          SECTION 2.04. LITIGATION. Except as otherwise disclosed in (i) the Annual Report of Cyprus Minerals Company on Form 10-K for the fiscal year ended December 31, 1992, (ii) the Annual Report of Amax Inc. on Form 10-K for the fiscal year ended December, 31, 1992, and (iii) the Joint Proxy Statement of Amax Inc. and Cyprus Minerals Company dated September 24, 1993, which have been delivered to the Lender Parties on or prior to the date hereof, or as disclosed in writing to the Lender Parties on or prior to the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its consolidated subsidiaries before any court or governmental agency or arbitrator, which may, if adversely decided, in any one case or in the aggregate, materially and adversely affect the financial condition, operations, properties, or business of the Guarantor and its consolidated subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations under this Guaranty.

          SECTION 2.05. FINANCIAL STATEMENTS. The consolidated balance sheet of each of Cyprus Minerals Company and its consolidated subsidiaries and Amax Inc. and its consolidated subsidiaries as of December 31, 1992, and the related consolidated statements of income, shareholders' equity and cash flows of each of Cyprus Minerals Company and its consolidated subsidiaries and Amax Inc. and its consolidated subsidiaries for the year ended December 31, 1992, and the consolidated balance sheet of each of Cyprus Minerals Company and its consolidated subsidiaries and Amax Inc. and its consolidated subsidiaries as of March 31, 1993, June 30, 1993 and September 30, 1993 and the restated consolidated statements of income, shareholders' equity and cash flows of each of Cyprus Minerals Company and its consolidated subsidiaries and Amax Inc. and its consolidated subsidiaries for the quarters ended March 30, 1993, June 30, 1993 and September 30, 1993, copies of which have been furnished to the Lender Parties on or prior to the date hereof, are complete and correct and fairly present the financial condition of the Guarantor and its consolidated subsidiaries and Amax Inc. and its consolidated subsidiaries, as the case may be, as at such dates and the results of the operations of the Guarantor and its consolidated subsidiaries and Amax Inc. and its consolidated subsidiaries for the periods covered by such statements, all in accordance with generally accepted accounting principals consistently applied (subject to year-end adjustments in the case of the interim financial statements). Since the date of such financial statements, there has been no material adverse change in the financial condition or operations of the Guarantor and its consolidated subsidiaries, taken as a whole. There are no liabilities of the Guarantor and its consolidated subsidiaries, taken as a whole, fixed or contingent, that are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of such financial statements. No information, exhibit or report furnished by the Guarantor to the Lender Parties after November, 1993 in connection with the negotiation of this Guaranty contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not misleading in a manner that would have a material adverse effect on the financial condition of the Guarantor and its consolidated subsidiaries, taken as a whole. Financial statements delivered to the Lender Parties by the Guarantor after the date of this Guaranty shall be prepared by the Guarantor in accordance with generally accepted accounting principles applied on a consistent basis (or if not consistently applied, all material inconsistencies shall be completely and adequately disclosed in writing to the Lender Parties).

          SECTION 2.06. TAXES. The Guarantor has duly, timely and accurately, to the best of the Guarantor's knowledge, filed or caused to be filed all Federal, state and local tax returns which to its knowledge are required to be filed and has paid or caused to be paid all taxes shown on the returns as required to be paid or on any assessment received by it (or (i) with respect to taxes for the period prior to July 1, 1985, by Amoco Corporation and (ii) with respect to taxes of Amax Inc. and its subsidiaries for the period prior to the merger of Amax Inc. with and into the Guarantor (the "Merger"), by Amax Inc.) to the extent that such taxes have become due, except (a) taxes the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Guarantor shall have set aside on its books such reserves as are required by generally accepted accounting principles, (b) taxes relating to any period prior to July 1, 1985, with respect to the payment of which the Guarantor has been indemnified by Amoco Corporation, (c) taxes relating to any period prior to the Merger with respect to the payment of which the Guarantor has been indemnified by Alumax Inc. or (d) taxes of Amax Gold Inc. or its subsidiaries for any period prior to the Merger during which Amax Gold Inc. was not part of the consolidated group of Amax Inc.

          SECTION 2.07. BANKRUPTCY. There are no bankruptcy actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its consolidated subsidiaries.

          SECTION 2.08. BENEFITS. The Guarantor has determined that it will derive substantial direct and indirect benefits from the extension of credit to the Borrower by the Lenders under the Loan Agreement and by their funding the Loans thereunder and that such benefits will adequately and fairly compensate the Guarantor for entering into and performing this Guaranty.

          SECTION 2.09. COMPLIANCE WITH LAWS. The Guarantor has complied in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) where the failure to so comply would have a material adverse effect on the business assets, operations or condition, financial or otherwise, of the Guarantor and its subsidiaries taken as a whole, and except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 2.10. MARGIN STOCK. This Guaranty is not being made and delivered by the Guarantor for the purpose of making credit available to the Borrower for the purchase of "margin stock" as that term is used in Regulation U adopted by the Board of Governors of the Federal Reserve System.

                                 ARTICLE 3.  COVENANTS

          The Guarantor agrees with each Lender Party that until the obligations of the Guarantor under this Guaranty have been paid in full or otherwise discharged, it will perform the covenants set forth in this Article 3.

          SECTION 3.01. REPORTING REQUIREMENTS. The Guarantor shall furnish to the Agent for delivery to the Lenders the following:

               .15.0.0.0.6 As soon as publicly available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, quarterly reports on Form 10-Q of the Guarantor and its consolidated subsidiaries as of the end of such quarter, certified by the chief financial officer or other Senior Officer of the Guarantor;

               .15.0.0.0.7 As soon as publicly available and in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the annual report for such year for the Guarantor and its consolidated subsidiaries on Form 10-K, containing financial statements for such year, certified in a manner reasonably acceptable to the Agent by Price Waterhouse or other independent public accountants reasonably acceptable to the Agent;

               .15.0.0.0.8 Promptly after a Senior Officer of the Guarantor has learned of the occurrence of each Event of Default, or any event which, with the giving or notice or lapse of time or both, would constitute an Event of Default, a statement of the chief financial officer or other Senior Officer of the Guarantor setting forth details of such Event of Default or such other event and the action that the Guarantor has taken and proposes to take with respect thereto;

               .15.0.0.0.9 Promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to its public shareholders and copies of registration statements and material filings made with the United States Securities Exchange Commission or any national securities exchange; and

               .15.0.0.0.10 Such other information respecting the condition or operations, financial or otherwise, of the Guarantor and its consolidated subsidiaries as the Agent may from time to time reasonably request.

          SECTION 3.02. ANNUAL COMPLIANCE CERTIFICATE. Concurrent with the material furnished under Section 3.01(b) above, the Guarantor shall also deliver to the Agent a certificate signed by a Senior Officer of the Guarantor stating that, to the best of such person's knowledge, no Event of Default nor any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing except as disclosed in such certificate.

          SECTION 3.03. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Guarantor and its consolidated Subsidiaries taken as a whole, will continue to engage in business of the same general type substantially as now conducted and the Guarantor and its consolidated Subsidiaries taken as a whole, will preserve, renew and keep in full force and effect the material rights, privileges and franchises necessary or desirable in the normal conduct of business where failure so to comply or to preserve, renew and keep in full force and effect such rights, privileges and franchises could have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and its consolidated Subsidiaries taken as a whole; provided that nothing herein shall prohibit the Guarantor from being a party to a merger or consolidation if no Event of Default (as defined in the Loan Agreement and that certain Competitive Advance and Revolving Credit Facility Agreement dated as of December 16, 1993 among Cyprus Amax and the lenders named therein), or event that with the giving of notice, passage of time, or both, would constitute an Event of Default (as previously defined in this sentence) has occurred or would occur as a result of such merger or consolidation, and if, after giving effect thereto, the resulting entity has shareholders' equity at least equal to the shareholders' equity of the Guarantor prior to the consummation of such transaction and if, in connection with such merger or consolidation, the resulting company, if other than the Guarantor, delivers to the Lender Parties a written instrument in form reasonably acceptable to the Lender Parties by which it assumes all of the obligations of the Guarantor under this Guaranty and agrees to be bound by all of the terms and conditions hereof, and provided further that nothing herein shall limit the right of the Guarantor to merge or consolidate its Subsidiaries, or to sell, dispose of, or otherwise transfer any Subsidiary or operation or assets thereof, in whole or in part, so long as such sale, disposition or transfer would not result in an Event of Default, or cause an event which, with the giving of notice, the passage of time or both, would constitute an Event of Default, or would have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

          SECTION 3.04. COMPLIANCE WITH LAWS. The Guarantor and its consolidated Subsidiaries taken as a whole will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) where the failure so to comply would have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and its consolidated Subsidiaries taken as a whole or except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 3.05. ERISA COVENANTS. The Guarantor and its ERISA Affiliates will comply in all material respects with the applicable provisions of ERISA, and the Guarantor will furnish to the Agent (i) as soon as possible and in any event within 30 days after any Senior Officer of the Guarantor knows that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Guarantor to the PBGC in an amount exceeding 5% of the shareholders' equity as reported in the last balance sheet of the Guarantor, a statement of a Senior Officer of the Guarantor setting forth details as to such Reportable Event and the action that the Guarantor proposes with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC; (ii) promptly after receipt thereof, a copy of any notice that the Guarantor or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or, to appoint a trustee to administer any such Plan; (iii) within 10 days after the due date for a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment (within the meaning of said Section 412(n)) with respect to a Plan, a statement of a Senior Officer of the Guarantor setting forth details as to such failure and the action that the Guarantor proposes to take with respect thereto; and (iv) promptly and in any event within 30 days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Guarantor or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or
(B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, together with a copy of such notice given to the PBGC if such notices could reasonably be expected to result in an Event of Default.

          SECTION 3.06. COMPLIANCE WITH OTHER AGREEMENT. The Guarantor will comply in all material respects with the agreements and covenants contained in Articles VI and VII of that certain Competitive Advance and Revolving Credit Facility Agreement dated as of December 16, 1993 among the Guarantor and the lenders named therein as in effect on the date hereof and without regard to any future amendment, modification, waiver or termination thereof by the parties to said Competitive Advance and Revolving Credit Facility Agreement.

                           ARTICLE 4.  MISCELLANEOUS

          SECTION 4.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and a Majority of Lenders, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any Lender Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial waiver of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 4.02. NOTICES. Unless the party to be notified otherwise notifies the other parties in writing as provided in this Section, and except as otherwise provided in this Guaranty, notices shall be given to the Agent, the Lender Parties and the Guarantor by ordinary mail or facsimile transmission with a copy to be sent by ordinary mail, addressed in the case of the Agent and the Lender Parties to the address of the Agent as provided in the Loan Agreement and in the case of the Guarantor to its address on the signature page of this Guaranty. Notices shall be effective: (a) if given by mail, when deposited in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by facsimile when the facsimile is transmitted to the facsimile number as aforesaid.

          SECTION 4.03. EXPENSES. The Guarantor shall reimburse the Lender Parties on demand for all costs, expenses and charges (including without limitation, fees and charges of external legal counsel for the Lender Parties) incurred by the Lender Parties in connection with the preparation, performance or enforcement of this Guaranty. The Guarantor shall indemnify each Lender Party against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

          SECTION 4.04. FORMALITIES. The Guarantor waives diligence, presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Obligation and any other formality with respect to any of the Obligations or this Guaranty. The Guarantor waives any requirement that any of the Lender Parties exhaust any right or take any action against the Borrower or any collateral security.

          SECTION 4.05. SET-OFF. In addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender Parties may otherwise have, the Lender Parties shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the account of the Guarantor at any of their offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case the Lender Party taking such action shall promptly notify the Guarantor thereof; provided that the failure of any Lender Party to give such notice shall not affect the validity thereof.

          SECTION 4.06. ASSIGNMENT; PARTICIPATIONS. This Guaranty shall be binding on, and shall inure to the benefit of, the Guarantor, the Lender Parties and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing, each of the Lender Parties may assign, sell participations in or otherwise transfer its rights under the Facility Documents to any other person or entity to the extent, and with the effect, provided in the Loan Agreement. Each Lender Party may furnish any information concerning the Guarantor in the possession of each such Lender Party from time to time to assignees and participants (including prospective assignees and participants); provided that each such Lender Party shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality (with appropriate exceptions) of any such information which is confidential.

          SECTION 4.07. CAPTIONS. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction or this Guaranty.

          SECTION 4.08. SEVERABILITY. The provisions of this Guaranty are intended to be severable. If for any reason any provision of this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          SECTION 4.09. INTEGRATION. The Facility Documents set forth the entire agreement among the parties thereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          SECTION 4.10. GOVERNING LAW. This Guaranty shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Colorado.

          SECTION 4.11. JURISDICTION; IMMUNITIES. (a) The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or United States Federal court sitting in the City and County of Denver, Colorado, over any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Section 4.02. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Guarantor further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY.

          (b) Nothing in this Section shall affect the right of the Lender Parties to serve legal process in any other manner permitted by law or affect the right of the Lender Parties to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

          (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court of from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    CYPRUS AMAX MINERALS COMPANY



                                    By: /s/ Francis J. Kane
                                        --------------------------
                                       Name: Francis J. Kane
                                             ---------------------
                                       Title: Vice President Investor Relations
                                                & Treasurer
                                              ---------------------------------
                                       Address: 9100 East Mineral Circle
                                                  Englewood, CO 80112
                                                -------------------------------

Acknowledged and Agreed to:

N M ROTHSCHILD & SONS LIMITED,
  AS THE AGENT AND AS A LENDER



By: /s/ Michael A. Price
    --------------------------------
     Name: Michael Allan Price
           -------------------------
     Title: Assistant Director
            ------------------------


By: /s/ M. Murdoch
    --------------------------------
     Name: Marion Murdoch
           -------------------------
     Title: Manager
            ------------------------



CITIBANK, N.A.,
  AS A LENDER



By: /s/ Mark J. Lyons
    --------------------------------
     Name: Mark J. Lyons
           -------------------------
     Title: Vice President
            ------------------------

                                   EXHIBIT E

                          CERTIFICATE OF SECRETARY OF
                          AGI CHILE CREDIT CORP., INC.
                          ----------------------------



          The undersigned, Paul J. Hemschoot, Jr., DOES HEREBY CERTIFY that he is the duly elected, qualified and acting Secretary of AGI Chile Credit Corp., Inc. (the "Company"), and DOES FURTHER CERTIFY that :

          1. The following named persons are the duly elected, qualified and acting officers of the Company holding the respective offices indicated below, and the signature of such person indicated below is a true and correct specimen of such person's signature:


            Name                 Office                Signature
            ----                 ------                ---------
       Mark A. Lettes        Vice President       /s/ Mark A. Lettes
                             and Treasurer



                    [list all officers executing Documents]

          2. Annexed hereto as Exhibit A, is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with all amendments thereto, as the same is in full force and effect on and as of the date hereof.

          3. Annexed hereto as Exhibit B, is a true, correct and complete copy of the By-laws of the Company, together with all amendments thereto, as the same are in full force and effect on and as of the date hereof and at all times since the day before the resolutions referenced in paragraph 4 below.

          4. Annexed hereto as Exhibit C is a true, correct and complete copy of resolutions duly adopted by the Sole Director of the Company on March 15, 1994, authorizing the execution and delivery of the Term Loan Agreement dated as of March 15, 1994, executed between the Company as Borrower and N M Rothschild & Sons Limited and Citibank, N.A., and such resolutions have not been modified, repealed or rescinded and are in full force and effect.

          IN WITNESS WHEREOF, I have hereunto set my hand on this 15th day of March, 1994.



                                    /s/ Paul J. Hemschoot, Jr.
                                    --------------------------
                                        Paul J. Hemschoot, Jr.
                                        Secretary


          I, R. Craig Johnson, Assistant Secretary of AGI Chile Credit Corp., Inc., do hereby certify that Paul J. Hemschoot, Jr. is the duly elected, qualified and acting Secretary of said corporation and that his signature set forth above is his true and correct signature.


                                    /s/ R. Craig Johnson
                                    ______________________________
                                    Title: Assistant Secretary

                                   EXHIBIT F

                     FORM OF OPINION OF COUNSEL TO BORROWER
                     --------------------------------------



                                           March 15, 1994


N M Rothschild & Sons Limited
New Court
St. Swithin's Lane
London EC4P 4DU
England

Citibank, N.A.
399 Park Avenue
New York, New York  10043

          Re:  Term Loan Agreement dated as of March 15, 1994
               ---------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in pursuant to Section 3.1 of the Term Loan Agreement dated as of March 15, 1994 (the "Term Loan Agreement") between AGI Chile Credit Corp., Inc., as Borrower and N M Rothschild & Sons Limited and Citibank, N.A. as Lenders, in connection with loans made to the Borrower by the Lenders in the principal amounts of Eighteen Million U.S. Dollars (US$18,000,000.00) by each Lender. Terms defined in the Term Loan Agreement are used herein as therein defined.

     I have acted as counsel for the Borrower in connection with the preparation, negotiation, execution and delivery of the Term Loan Agreement and the Notes. I am counsel to the Borrower and, as such, am familiar with the legal affairs of the Borrower. I have in connection with this opinion, examined, and am relying on, such documents, instruments, certificates and such statements of various public officials and corporate officers of the Borrower and have reviewed such questions of law, as I have considered necessary for purposes of this opinion. I am a member of the Bar of the State of Colorado and my opinion is limited to the laws of that State, the Federal laws of the United States of America and the general corporate laws of the State of Delaware.

     I have assumed the genuineness of all signatures, the legal capacity of natural persons, and authenticity and accuracy of all documents submitted to me as originals and conformity to the originals of all documents submitted to me as copies. In addition, I have assumed that the Term Loan Agreement and other documents executed in connection therewith or pursuant thereto, have been duly and validly authorized, executed and delivered by the parties thereto, other than the Borrower, and that the Term Loan Agreement and such other documents are valid and binding obligations of the parties thereto other than the Borrower.

     Based on the foregoing and with due regard to legal considerations that I deem relevant, I am of the following opinion:


1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. The Borrower has (a) the corporate power and authority to: (i) execute and deliver the Term Loan Agreement, the Notes and any other required documentation to be executed by it relating to the Term Loan Agreement to which it is a party, and (ii) perform its obligations under the Term Loan Agreement and the Notes, and (b) taken all necessary action to authorize such execution, delivery and performance. The Term Loan Agreement and Notes have been duly executed and delivered on behalf of the Borrower.

3.   Such execution, delivery and performance do not violate or conflict with
(a) to the best of my knowledge after due inquiry, any law applicable to the Borrower; (b) any provision of its certificate of incorporation or by-laws; (c) any order or judgment of any court or other agency of government applicable to it or any of its assets; or (d) any contractual restriction binding on or affecting it.

4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by the Borrower of the Term Loan Agreement or the Notes.

5. The obligations of the Borrower under the Term Loan Agreement and the Notes constitute its legal, valid and binding obligations, enforceable in accordance with their terms, except as the enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

6. To the best of my knowledge (after due inquiry), there is no pending or threatened action or proceeding against the Borrower before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of the Term Loan Agreement or the Notes.

                                    Very truly yours,

                                    /s/ Paul J. Hemschoot, Jr.

                                   EXHIBIT G

                   CERTIFICATE OF SECRETARY OF AMAX GOLD INC.
                   ------------------------------------------


          The undersigned, Paul J. Hemschoot, Jr., DOES HEREBY CERTIFY that he is the duly elected, qualified and acting Secretary of Amax Gold Inc. (the "Company"), and DOES FURTHER CERTIFY that:

          1. The following named persons are the duly elected, qualified and acting officers of the Company holding the respective offices indicated below, and the signature of such person indicated below is a true and correct specimen of such person's signature:


           Name                  Office                  Signature
           ----                  ------                  ---------
       Mark A. Lettes        Vice President and       /s/ Mark A. Lettes
                           Chief Financial Officer


                    [list all officers executing Documents]

          2. Annexed hereto as Exhibit A, is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with all amendments thereto, as the same is in full force and effect on and as of the date hereof.

          3. Annexed hereto as Exhibit B, is a true, correct and complete copy of the By-laws of the Company, together with all amendments thereto, as the same are in full force and effect on and as of the date hereof and at all times since the day before the resolutions referenced in paragraph 4 below.

          4. Annexed hereto as Exhibit C is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company on March 1, 1994, authorizing the execution and delivery of a Continuing Corporate Guaranty, dated as of March 15, 1994, executed by Amax Gold Inc. for the benefit of N M Rothschild & Sons Limited and Citibank, N.A., and such resolutions have not been modified, repealed or rescinded and are in full force and effect.

          IN WITNESS WHEREOF, I have hereunto set my hand on this 15 day of March, 1994.

                                    /s/ Paul J. Hemschoot, Jr.
                                    ______________________________

                                        Paul J. Hemschoot, Jr.
                                    By: __________________________
                                        Secretary, Vice President and General
                                          Counsel


          I, R. Craig Johnson, Assistant Secretary of Amax Gold Inc., do hereby certify that Paul J. Hemschoot, Jr. is the duly elected, qualified and acting Secretary of said corporation and that his signature set forth above is his true and correct signature.


                                    /s/ R. Craig Johnson
                                    ______________________________
                                    Title: Assistant Secretary

                                   EXHIBIT H

                       FORM OF OPINION OF COUNSEL TO AGI
                       ---------------------------------


                                           March 15, 1994


N M Rothschild & Sons Limited
New Court
St. Swithin's Lane
London EC4P 4DU, England

Citibank, N.A.
399 Park Avenue
New York, New York 10043

          Re: Continuing Corporate Guaranty of Amax Gold Inc. dated as of March 15, 1994 (the "Guaranty"), referencing that certain Term Loan Agreement of even date therewith, between AGI Chile Credit Corp., Inc., N M Rothschild & Sons Limited and Citibank, N.A.
               -----------------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in pursuant to Section 3.1 of that certain Term Loan Agreement dated as of March 15, 1994 (the "Term Loan Agreement") between you and AGI Chile Credit Corp., Inc. (the "Borrower"). Terms defined in the Term Loan Agreement are used herein as therein defined.

     I have acted as counsel for Amax Gold Inc.("AGI") in connection with the preparation, negotiation, execution and delivery of the Guaranty from AGI of even date herewith, guaranteeing the obligations of the Borrower under the Term Loan Agreement. I am counsel to AGI and, as such, am familiar with the legal affairs of AGI. I have in connection with this opinion, examined, and am relying on, such documents, instruments, certificates and such statements of various public officials and corporate officers of AGI and have reviewed such questions of law, as I have considered necessary for purposes of this opinion.
I am a member of the Bar of the State of Colorado and my opinion is limited to the laws of that State, the Federal laws of the United States of America and the general corporate laws of the State of Delaware.

     I have assumed the genuineness of all signatures, the legal capacity of natural persons, and authenticity and accuracy of all documents submitted to me as originals and conformity to the originals of all documents submitted to me as copies. In addition,

I have assumed that the Agreement and other documents executed in connection therewith or pursuant thereto, have been duly and validly authorized, executed and delivered by the parties thereto, other than AGI, and that the Agreement and such other documents are valid and binding obligations of the parties thereto other than AGI.

     Based on the foregoing and with due regard to legal considerations that I deem relevant, I am of the following opinion:

1. AGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. AGI has (a) the corporate power and authority to: (i) execute and deliver the Guaranty and any other required documentation to be executed by it relating to the Guaranty to which it is a party, and (ii) perform its obligations under the Guaranty, and (b) taken all necessary action to authorize such execution, delivery and performance. The Guaranty has been duly executed and delivered on behalf of AGI.

3.   Such execution, delivery and performance do not violate or conflict with
(a) to the best of my knowledge after due inquiry, any law applicable to AGI;
(b) any provision of its certificate of incorporation or by-laws; (c) any order or judgment of any court or other agency of government applicable to it or any of its assets; or (d) any contractual restriction binding on or affecting it.

4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by AGI of the Guaranty.

5. The obligations of AGI under the Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with its terms, except as the enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

6. To the best of my knowledge (after due inquiry), there is no pending or threatened action or proceeding against AGI or any of its subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of the Guaranty.


                                    Very truly yours,

                                    /s/ Paul J. Hemschoot, Jr.

                                   EXHIBIT I

                          CERTIFICATE OF SECRETARY OF
                          CYPRUS AMAX MINERALS COMPANY
                          ----------------------------



          The undersigned, Philip C. Wolf, DOES HEREBY CERTIFY that he is the duly elected, qualified and acting Secretary of Cyprus Amax Minerals Company (the "Company"), and DOES FURTHER CERTIFY that:

          1. The following named persons are the duly elected, qualified and acting officers of the Company holding the respective offices indicated below, and the signature of such person indicated below is a true and correct specimen of such person's signature:


         Name                      Office                   Signature
         ----                      ------                   ---------
    Gerald J. Malys         Senior Vice President      /s/ Gerald J. Malys
                            and Chief Financial
                            Officer

    Francis J. Kane         Vice President Investor    /s/ Francis J. Kane
                            Relations and Treasurer

                    [list all officers executing Documents]

          2. Annexed hereto as Exhibit A, is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with all amendments thereto, as the same is in full force and effect on and as of the date hereof.

          3. Annexed hereto as Exhibit B, is a true, correct and complete copy of the By-laws of the Company, together with all amendments thereto, as the same are in full force and effect on and as of the date hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand on this 15th day of March, 1994.

                                    /s/ Philip C. Wolf
                                    ______________________________


                                    By: Philip C. Wolf
                                        --------------------------
                                        Secretary, Senior Vice President,
                                        and General Counsel

          I, Farokh S. Hakimi, Assistant Treasurer of Cyprus Amax Minerals Company, do hereby certify that Philip C. Wolf is the duly elected, qualified and acting Secretary of said corporation and that his signature set forth above is his true and correct signature.

                                          Farokh S. Hakimi
                                    ______________________________
                                    Title: Assistant Treasurer

                                   EXHIBIT J

                   FORM OF OPINION OF COUNSEL TO CYPRUS AMAX
                   -----------------------------------------


                                    March 15, 1994


N M Rothschild & Sons Limited
New Court
St. Swithin's Lane
London EC4P 4DU, England

Citibank, N.A.
399 Park Avenue
New York, New York 10043

          Re: Continuing Corporate Guaranty of Cyprus Amax Minerals Company dated as of March 15, 1994 (the "Guaranty"), referencing that certain Term Loan Agreement of even date therewith, between AGI Chile Credit Corp., Inc., N M Rothschild & Sons Limited and Citibank, N.A.
               ---------------------------------------------------------------
Ladies and Gentlemen:

     This opinion is furnished to you in pursuant to Section 3.1 of that certain Term Loan Agreement dated as of March 15, 1994 (the "Term Loan Agreement") between you and AGI Chile Credit Corp., Inc. (the "Borrower"). Terms defined in the Term Loan Agreement are used herein as therein defined.

     I have acted as counsel for Cyprus Amax Minerals Company ("Cyprus") in connection with the preparation, negotiation, execution and delivery of the Guaranty from Cyprus of even date herewith, guaranteeing the obligations of the Borrower under the Term Loan Agreement. I am Senior Vice President, General Counsel and Secretary of Cyprus and, as such, am familiar with the legal affairs of Cyprus. I have in connection with this opinion, examined, and am relying on, such documents, instruments, certificates and such statements of various public officials and corporate officers of Cyprus and have reviewed such questions of law, as I have considered necessary for purposes of this opinion. I am a member of the Bar of the State of Colorado and my opinion is limited to the laws of that State, the Federal laws of the United States of America and the general corporate laws of the State of Delaware.

     I have assumed the genuineness of all signatures, the legal capacity of natural persons, and authenticity and accuracy of all documents submitted to me as originals and conformity to the originals of all documents submitted to me as copies. In addition, I have assumed that the Agreement and other documents executed in connection therewith or pursuant thereto, have been duly and validly authorized, executed and delivered by the parties thereto, other than Cyprus, and that the Agreement and such other documents are valid and binding obligations of the parties thereto other than Cyprus.

     Based on the foregoing and with due regard to legal considerations that I deem relevant, I am of the following opinion:

1. Cyprus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. Cyprus has (a) the corporate power and authority to: (i) execute and deliver the Guaranty and any other required documentation to be executed by it relating to the Guaranty to which it is a party, and (ii) perform its obligations under the Guaranty, and (b) taken all necessary action to authorize such execution, delivery and performance. The Guaranty has been duly executed and delivered on behalf of Cyprus.

3.   Such execution, delivery and performance do not violate or conflict with
(a) to the best of my knowledge after due inquiry, any law applicable to Cyprus;
(b) any provision of its certificate of incorporation or by-laws; (c) any order or judgment of any court or other agency of government applicable to it or any of its assets; or (d) any contractual restriction binding on or affecting it.

4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by Cyprus of the Guaranty.

5. To the best of my knowledge (after due inquiry), there is no pending or threatened action or proceeding against Cyprus or any of its subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of the Guaranty.


                                            Very truly yours,

                                            /s/ Philip C. Wolf


                                      J-2